UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
______________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

10x Genomics, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11.

April 24, 2026
To Stockholders of 10x Genomics, Inc.:
Our 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”) will be held on Thursday, June 4, 2026 at 11:30 a.m. PDT. The 2026 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions online during the meeting and vote your shares electronically at the meeting by visiting https://edge.media-server.com/mmc/p/e4koppar. Because the meeting is completely virtual and being conducted via the internet, stockholders will not be able to attend the meeting physically in person. The attached notice and proxy statement describe the formal business to be transacted at the meeting.
Whether or not you attend the virtual 2026 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote promptly and submit your proxy via regular mail, online or by telephone. The 2026 Annual Meeting is being held so that stockholders may consider:
Proposal One: the election of the Class I directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2029 annual meeting of stockholders or until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal;
Proposal Two: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
Proposal Three: a vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
The board of directors recommends that you vote FOR the election of the nominees named in Proposal One of the accompanying proxy statement and FOR each of Proposals Two and Three. Information about the matters to be acted upon at the 2026 Annual Meeting is contained in the accompanying proxy statement.
On behalf of the board of directors and the officers and employees of 10x Genomics, Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,

Serge Saxonov
Chief Executive Officer and Director

To Our Shareholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that our 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”) will be held virtually via live webcast on the internet on Thursday, June 4, 2026 at 11:30 a.m. PDT for the following purposes:

Date: Thursday, June 4, 2026 Time: 11:30 a.m. PDT Place: edge.media-server.com/mmc/p/e4koppar	1	Election of the Class I directors listed in the accompanying proxy statement, to serve a three-year term expiring at the 2029 annual meeting of stockholders or until each such director's successor is duly elected and qualified or until each such director's earlier death, resignation, disqualification or removal;
	2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
	3	A vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers; and

	4	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
YOUR VOTE
IS IMPORTANT.
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 24, 2026.

These proposals are more fully described in the proxy statement ("Proxy Statement") following this Notice of Internet Availability of Proxy Materials ("Notice").
Our board of directors recommends that you vote: (i) FOR the election of the nominees for Class I directors named in the Proxy Statement to serve as directors of the company; (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iii) FOR the non-binding, advisory resolution approving the compensation of our named executive officers. You will be able to attend the meeting, submit your questions online during the meeting and vote your shares electronically at the meeting by visiting https://edge.media-server.com/mmc/p/e4koppar.
Our board of directors has fixed the close of business on April 8, 2026 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2026 Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2026 Annual Meeting, we urge you to submit your vote via

10X GENOMICS, INC.	1	2026 PROXY STATEMENT

regular mail, online or via telephone as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to your electronic proxy materials, or the enclosed proxy card or voting instructions. We encourage you to vote by internet or telephone, which is convenient, conserves paper and saves the company postage and other costs. Returning the proxy does not deprive you of your right to attend the 2026 Annual Meeting and to vote your shares at the 2026 Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to Be Held on June 4, 2026. Our proxy materials, including the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, are available free of charge at http://www.astproxyportal.com/ast/23039.

By order of the board of directors,

Serge Saxonov
Chief Executive Officer and Director
April 24, 2026

10X GENOMICS, INC.	2	2026 PROXY STATEMENT

10X GENOMICS, INC. June 4, 2026.
Proxy Statement for the 2026
Annual Meeting of Stockholders
IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS
The Securities and Exchange Commission (the “SEC”) has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:
•the full set delivery option; or
•the notice only option.
A company may use a single method for all of its stockholders or use full set delivery for some while adopting the notice only option for others. In connection with our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), we have elected to use the notice only option.
Full Set Delivery Option
Under the full set delivery option, which we have elected NOT to use for the 2026 Annual Meeting, a company delivers all proxy materials to its stockholders by mail. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. Although we have elected to use the notice only option in connection with the 2026 Annual Meeting, we may choose to use the full set delivery option in the future.
Notice Only Option
Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other things:
•information regarding the date and time of the 2026 Annual Meeting of stockholders as well as the items to be considered at the meeting;
•information regarding the website where the proxy materials are posted; and
•various means by which a stockholder can request paper or email copies of the proxy materials.

10X GENOMICS, INC.	3	2026 PROXY STATEMENT

By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. As stated above, in connection with our 2026 Annual Meeting, we have elected to use the notice only option. Accordingly, you will not receive all proxy materials by mail. These proxy materials include the Notice relating to the 2026 Annual Meeting, Proxy Statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025 (the "Annual Report"), which are available at http://www.astproxyportal.com/ast/23039. If you request a paper copy of the proxy materials, these materials must be sent to you within three business days and by first class mail.
ABOUT THE MEETING

DATE June 4, 2026	TIME 11:30 a.m. PDT	LOCATION https://edge.media-server.com/mmc/p/e4koppar
Our 2026 Annual Meeting will be held on Thursday, June 4, 2026, at 11:30 a.m. PDT. This year’s annual meeting will be a virtual meeting via live webcast on the internet. You will be able to attend this year's annual meeting, vote and submit your questions online during the meeting by visiting https://edge.media-server.com/mmc/p/e4koppar, entering your control number and the password: 10xgenomics2026. For directions on how to participate in the 2026 Annual Meeting, go to "How do I vote - Before or During the 2026 Annual Meeting?" on page 6 below.
The meeting webcast will begin promptly at 11:30 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:30 a.m. PDT, and you should allow ample time for the check-in procedures. A replay of the 2026 Annual Meeting will be posted as soon as practical on our investor relations website: https://investors.10xgenomics.com/.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with the solicitation by our board of directors of proxies for use at our 2026 Annual Meeting, which will take place on June 4, 2026. Stockholders are invited to attend the 2026 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the internet, including this Proxy Statement and the Annual Report filed with the SEC on February 13, 2026. The Notice includes information on how to access the proxy materials, how to submit your vote over the internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at http://www.astproxyportal.com/ast/23039.
What is the purpose of the 2026 Annual Meeting?
At our 2026 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (1) the election of the Class I directors listed in the accompanying proxy statement; (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) a vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers; and (4) any other matters that properly come before the meeting.

10X GENOMICS, INC.	4	2026 PROXY STATEMENT

Who is entitled to vote at the 2026 Annual Meeting?
Only holders of our common stock as of the close of business on April 8, 2026, the record date, are entitled to receive notice of, to attend and participate, and to vote at the 2026 Annual Meeting. In deciding all matters at the 2026 Annual Meeting, each stockholder will be entitled to one vote for each share of our Class A common stock and ten votes for each share of our Class B common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 118,912,062 shares of our Class A common stock and 10,078,872 shares of our Class B common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock.
Is there a list of stockholders entitled to vote at the 2026 Annual Meeting?
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Secretary at ir@10xgenomics.com to arrange for access to the stockholder list.
What constitutes a quorum?
The presence at the meeting or representation by proxy of the holders of common stock representing a majority of the voting power of the issued and outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Virtual attendance at our 2026 Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. Each of (a) the shares held by each stockholder who properly submits a proxy, (b) shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the 2026 Annual Meeting and (c) votes to ABSTAIN will be counted for purposes of determining the presence of a quorum at the 2026 Annual Meeting.
If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the 2026 Annual Meeting, a majority of the shares so represented may adjourn the 2026 Annual Meeting from time to time without further notice.
What vote is required to approve each item?
The affirmative vote of holders of a majority of the votes cast is required for (a) the nominees named in this Proxy Statement in order to be elected as Class I directors, (b) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, (c) the approval of the non-binding, advisory vote to approve the compensation of our named executive officers and (d) the approval of any other matter that may be properly submitted to a vote of our stockholders.
The inspector of election for the 2026 Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall count and tabulate ballots and votes and determine the results thereof.
How are broker non-votes and abstentions treated?
As discussed above, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. However, neither abstentions nor broker non-votes are counted as voted either for or against Proposals One, Two or Three and, as such, will not affect the outcome of the vote on Proposals One, Two or Three.
A “broker non-vote” will occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. A broker is authorized to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of

10X GENOMICS, INC.	5	2026 PROXY STATEMENT

those shares, but is not authorized to vote shares held for a beneficial owner on “non-routine” matters without instructions from the beneficial owner of those shares.
The only “routine” proposal on which your broker is entitled to vote your shares if no instructions are received from you is Proposal Two, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Proposals One and Three are each considered a “non-routine” matter. If you are a beneficial owner and you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposal One or Proposal Three. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the 2026 Annual Meeting.
What are the Board of Directors’ recommendations?
As more fully discussed under the section titled “Matters to Come Before the 2026 Annual Meeting,” our board of directors recommends a vote FOR the election of the nominees for Class I directors named in the Proxy Statement to serve as directors of the company until our annual meeting of stockholders in 2029 or until their successors have been duly elected and qualified or until their earlier resignation, retirement, death, disqualification or removal; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
Unless contrary instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the nominees for Class I directors named in this Proxy Statement; (2) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and (4) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the 2026 Annual Meeting. If a stockholder specifies a different choice by means of the enclosed proxy card or voting instruction form, such shares will be voted in accordance with the specification made.
How do I vote - Before or During the 2026 Annual Meeting?
Before the 2026 Annual Meeting - Beneficial Owners:
If you are a beneficial owner (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. If you are a beneficial owner, the availability of telephone or internet voting will depend upon your bank’s, broker’s or other holder of record’s voting process.
Before the 2026 Annual Meeting - Record Holders:
If you are a stockholder of record or record holder (that is, if your shares are registered in your name), you may vote by following the instructions set forth in the Notice or on your proxy card as follows:

10X GENOMICS, INC.	6	2026 PROXY STATEMENT

INTERNET Go to www.voteproxy.com until 11:59 p.m. EDT on June 3, 2026.	PHONE Call toll-free 1-800-776-9437 in the United States or 1-201-299-4446 from foreign countries and follow the instructions, until 11:59 p.m. EDT on June 3, 2026.	MAIL If you request or receive a paper proxy card by mail, complete, sign and date the proxy card and return it in the postage-paid envelope that is enclosed with your proxy materials.
During the 2026 Annual Meeting - Beneficial Owners:
If you are a beneficial owner, to vote electronically or submit a question online at the 2026 Annual Meeting, you must first obtain a valid legal proxy from your bank, broker or other holder of record and then register in advance to attend the 2026 Annual Meeting. Follow the instructions from your bank, broker or other holder of record included in the proxy materials that you are provided, or contact your bank, broker or other holder of record to request a legal proxy form. After obtaining a valid legal proxy from your bank, broker or other holder of record, to register to vote electronically or submit a question online at the 2026 Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road, 2nd Floor
Ridgefield Park, NJ 07660
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. EDT, on May 21, 2026. You will receive a confirmation of your registration by email and an 11 digit control number after Equiniti Trust Company, LLC receives your registration materials.
In order to vote electronically or submit a question online during the 2026 Annual Meeting, you will need to follow the instructions posted at https://edge.media-server.com/mmc/p/e4koppar. Please have the 11 digit control number provided by Equiniti Trust Company, LLC when you registered and the password "10xgenomics2026."
If you are unable to locate your 11-digit control number and cannot log-in as a validated stockholder, you may opt to participate in the 2026 Annual Meeting as a "guest," and you will only be able to listen to the meeting and will not be able to vote or submit your questions during the meeting.
During the 2026 Annual Meeting - Record Holders:
If you are a stockholder of record, to vote electronically or submit a question online during the 2026 Annual Meeting, you will need to log into the meeting using the 11-digit control number provided by Equiniti Trust Company, LLC in your proxy materials by visiting https://edge.media-server.com/mmc/p/e4koppar. (Password: "10xgenomics2026") and following the instructions posted.
If you are unable to locate your 11-digit control number and cannot log-in as a validated stockholder, you may opt to participate in the 2026 Annual Meeting as a "guest," and you will only be able to listen to the meeting and will not be able to vote or submit your questions during the meeting.

10X GENOMICS, INC.	7	2026 PROXY STATEMENT

Can I change my vote after I return my proxy card?
Yes. The giving of a proxy does not eliminate the right to vote at the 2026 Annual Meeting should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy by (1) voting at the 2026 Annual Meeting, (2) filing a written revocation or (3) submitting a duly executed proxy bearing a later date than the proxy being revoked with our Secretary at our headquarters.
If your shares of our Class A common stock are held in street name through a broker, bank or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.
Who pays for costs relating to soliciting proxies, the proxy materials and the annual meeting of stockholders?
The company will pay for the entire cost of soliciting proxies. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation for such tasks in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. The costs of preparing, assembling and mailing the proxy materials, along with the cost of posting the proxy materials online and holding the 2026 Annual Meeting, will also be borne by us.
What does it mean if I received more than one Notice, proxy card and/or voting instruction form?
If you receive more than one Notice, proxy card and/or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice, proxy card and/or voting instruction form to ensure that all of your shares are voted.
How may I obtain a printed set of proxy materials?
Record holders
You will not receive a printed copy of the proxy materials unless you request to receive these materials by (1) visiting https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials, (2) calling 888-776-9962 in the United States or 718-921-8562 for international callers or (3) sending an email to helpast@equiniti.com. If sending an email, please include your 11 digit control number found within your original proxy material distribution.
Beneficial owners
You will not receive a printed copy of the proxy materials unless you contact your bank, broker or other holder of record to request a hard copy of the materials.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within 10x Genomics, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if

10X GENOMICS, INC.	8	2026 PROXY STATEMENT

they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
10x Genomics, Inc.
Attn: Secretary
6230 Stoneridge Mall Road
Pleasanton, CA 94588
(925) 401-7300
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the 2026 Annual Meeting?
Voting results will be tabulated and certified by the inspector of elections appointed for the 2026 Annual Meeting. Preliminary voting results will be announced at the 2026 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2026 Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

10X GENOMICS, INC.	9	2026 PROXY STATEMENT

Board of Directors
and Corporate Governance
Director Independence
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if the company’s board of directors determines that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Sri Kosaraju, Alan Mateo, Kimberly Popovits, John Stuelpnagel, Shehnaaz Suliman and Sarah Teichmann, representing six of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the company and all other facts and circumstances our board of directors deemed relevant in determining their

10X GENOMICS, INC.	10	2026 PROXY STATEMENT

independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our executive officers or directors.
Each of the audit committee, compensation committee and nominating and corporate governance committee of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Key Governance Practices

Six out of eight (75%) independent directors	No poison pill
Independent chair of the board	Stock ownership policy for directors and executive officers
All board committees comprised of and chaired by independent directors	Clawback policy
Separate chair and CEO	Prohibition on hedging, pledging and short sales of 10x stock
Majority voting standard in director elections	Annual “Say on Pay” advisory vote
Executive session for non-employee directors included on the agenda of regular board meetings	Active stockholder and stakeholder engagement
Policies regarding related party transactions	Annual board and board committee self-assessment process, overseen by the nominating and corporate governance committee
Board oversight and annual review of succession planning strategies	Management of key risks and compliance obligations, overseen by the board of directors and its committees
Board of Directors Leadership Structure
Our board of directors is currently chaired by John Stuelpnagel. As a general policy, our board of directors believes that separation of the positions of chairman of our board of directors and Chief Executive Officer and President (a) reinforces the independence of our board of directors from management, (b) creates an environment that encourages objective oversight of management’s performance and (c) enhances the effectiveness of our board of directors which we believe strengthens the governance structure of the company as a whole. As such, Serge Saxonov serves as our Chief Executive Officer and Benjamin Hindson serves as our President while John Stuelpnagel serves as the chairman of our board of directors but is not an executive officer. We currently expect and intend the positions of chairman of our board of directors and Chief Executive Officer and President to continue to be held by separate individuals in the future.

10X GENOMICS, INC.	11	2026 PROXY STATEMENT

Role of Board of Directors in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including major operational, financial, cybersecurity, legal and reputational risk exposures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters, data privacy, cybersecurity and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions with committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.
Additionally, our board of directors has been engaged with management in monitoring the market and industry developments, and management is in regular communication with the board of directors about the assessment and management of the significant risks to the company.
Board Composition
Our board of directors reflects a range of professional backgrounds and viewpoints. The board of directors is committed to seeking out highly qualified candidates from various backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity.
Skills Matrix
The board of directors believes that the combination of backgrounds, skills and experiences has produced a board that is well-equipped to exercise oversight responsibilities on behalf of our stockholders. The following tables highlight the key skills, qualifications and experiences that each director brings to our board of directors. The skills matrix is a summary, and it is not intended to be a complete description of all the key skills, qualifications, attributes and experience of each director. Our directors have developed competencies in these skills through education, direct experience and oversight responsibilities.

10X GENOMICS, INC.	12	2026 PROXY STATEMENT

Knowledge, Skills & Experience	Hindson	Kosaraju	Mateo	Popovits	Saxonov	Stuelpnagel	Suliman	Teichmann
EXECUTIVE LEADERSHIP EXPERIENCE
Executive Leadership	●	●	●	●	●	●	●	●
Public Company Executive Experience	●	●	●	●	●	●	●
Recent Public Company Board Experience	●	●	●	●	●	●	●	●
FINANCIAL EXPERIENCE
Accounting / Financial Reporting/Finance		●	●	●	●	●	●
Financial Literacy / Expertise		●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●
Capital Markets/Mergers & Acquisitions	●	●	●	●	●	●	●
RELEVANT BUSINESS EXPERIENCE
Life Science	●	●	●	●	●	●	●	●
Biopharma R&D			●	●		●	●	●
International Business		●	●		●	●	●	●
Investor Relations Management		●		●	●	●	●
Business Operations/Development	●	●	●	●	●	●	●	●
Human Capital Management		●	●	●	●	●	●	●
Strategic and Portfolio Planning	●	●	●	●	●	●	●	●
Technology	●		●		●	●		●
Cybersecurity		●	●	●	●	●
CORPORATE GOVERNANCE
Corporate Governance	●	●	●	●	●	●	●	●
Environmental / Social Responsibility			●				●	●
10x BOARD TENURE
Years	13.75	7	1.75	6	13.75	12.67	6.67	1.67

10X GENOMICS, INC.	13	2026 PROXY STATEMENT

Board of Directors and Committee Meetings
During 2025, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. A majority of the members of our board of directors attended last year’s annual meeting.
Board of Directors Committees
Our board of directors has four standing committees: the audit committee, the compensation committee, the mergers and acquisitions committee and the nominating and corporate governance committee. The audit committee, the compensation committee and the nominating and corporate governance committee are each governed by a charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage. The mergers and acquisitions committee is not governed by a charter. We intend to post any amendments to the charters for each applicable committee on the same website. We believe that the composition of each of the audit committee, the compensation committee and the nominating and corporate governance committee meets the applicable criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the Nasdaq rules and SEC rules and regulations. We intend to continue to comply with Nasdaq requirements with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.
Audit Committee
The members of our audit committee during 2025 were Mr. Kosaraju (chair throughout 2025), Ms. Popovits and Dr. Stuelpnagel. Mr. Kosaraju stepped down from the committee, and Dr. Stuelpnagel was appointed chair and Mr. Mateo was appointed a member, effective January 28, 2026. The composition of our audit committee meets the requirements for independence under the current Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Each member of our audit committee is financially literate and a person with appropriate accounting or related financial management expertise as required by the Nasdaq listing rules. In addition, our board of directors has determined that Mr. Kosaraju and Dr. Stuelpnagel are each an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended. This designation does not impose on such directors any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. During 2025, our audit committee held five meetings. Our audit committee is directly responsible for, among other things:
•appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of our independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm in compliance with the rules of the Public Company Accounting Oversight Board, SEC and International Ethics Standards Board for Accountants;
•reviewing policies and practices related to risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;

10X GENOMICS, INC.	14	2026 PROXY STATEMENT

•reviewing, overseeing, approving or disapproving any related-person transactions;
•reviewing our cybersecurity readiness and other policies and procedures related to data governance;
•reviewing with management disclosures with respect to environmental, social and governance matters in our filings;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.
Compensation Committee
The members of our compensation committee in 2025 were Dr. Stuelpnagel (chair throughout 2025), Ms. Popovits and Mr. Mateo. Mr. Mateo was appointed as a member effective July 25, 2025. Dr. Stuelpnagel stepped down as chair, and Ms. Popovits was appointed chair, effective January 28, 2026. All persons who served on our compensation committee during 2025 were non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act and met the requirements for independence under current Nasdaq listing standards and SEC rules and regulations.
During 2025, our compensation committee held five meetings. From December 2023 through the date hereof, our compensation committee has engaged Alpine Rewards, LLC as its independent compensation consultant to assist with its duties, including providing input on the compensation peer group selection, insight into competitive compensation practices and advice on executive compensation programs and decisions. See the section titled “Role of the Compensation Consultant” below for further information. Our compensation committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and approving our clawback policy and monitoring compliance therewith;
•overseeing the administration of our equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;
•overseeing the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management including matters relating to recruiting, selection, talent development, progression and retention, culture and human health and safety practices;
•overseeing our compliance with, the company's change in control severance policy, death and disability policy and equity award delegation policy;
•reviewing the risks that may arise from our compensation programs; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Mergers and Acquisitions Committee
The members of our mergers and acquisitions committee are Mr. Kosaraju and Drs. Suliman and Stuelpnagel, with Mr. Kosaraju serving as the chairperson. Our mergers and acquisitions committee met twice in 2025. The chairperson and members of the mergers and acquisition committee were not compensated for their service on the committee in 2025. Our mergers and acquisitions committee assists the board of directors in reviewing, assessing and, in some circumstances, approving potential mergers, acquisitions, divestitures and other similar strategic transactions and meets on an ad hoc basis.

10X GENOMICS, INC.	15	2026 PROXY STATEMENT

Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Suliman (chair) and Mr. Mateo. During 2025, our nominating and corporate governance committee held one meeting. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and recommending candidates for membership on our board of directors, including the consideration of nominees submitted by stockholders, and to each of the board’s committees;
•reviewing and evaluating the adequacy of our Corporate Governance Guidelines;
•overseeing the process of evaluating the performance of our board of directors; and
•assisting our board of directors on corporate governance matters.
It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders. The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources. The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.
The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment and across their nominations, seeks to represent a mix of backgrounds and experiences that will enhance the quality of the deliberations and decisions of our board of directors as a whole. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. Overall, the nominating and corporate governance committee seeks to include a range of experience and background to ensure that a broad range of views are considered.
In addition, the nominating and corporate governance committee shall take into account all factors it considers appropriate in recommending candidates for election to the board of directors, which may include:
•The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.
•Such factors as character, integrity, judgment, range of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.
•Other factors that the nominating and corporate governance committee deems appropriate.
The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
•The highest personal and professional ethics and integrity.
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Skills that are complementary to those of the existing board of directors.
•The ability to assist and support management and make significant contributions to the company’s success.

10X GENOMICS, INC.	16	2026 PROXY STATEMENT

•An understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information or reliance on the knowledge of the members of the nominating and corporate governance committee, our board of directors or management.
Stockholder Recommendations for Nominations to the Board of Directors
A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to 10x Genomics, Inc., attention of the Secretary, at 6230 Stoneridge Mall Road, Pleasanton, California 94588. The recommendation should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and 10x Genomics, Inc. and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, as well as personal references.
A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.03 of our amended and restated bylaws and the rules and regulations of the SEC. Section 2.03 of our amended and restated bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. That notice must state the information required by Section 2.03 of our amended and restated bylaws, and otherwise must comply with applicable federal and state law. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notices. The Secretary of the company will provide a copy of the bylaws upon request in writing from a stockholder. “Public announcement” shall mean disclosure (a) in a press release released by us, provided that such press release is released by us following our customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
Stockholders also have the right under our amended and restated bylaws to propose director candidates for consideration by the nominating and corporate governance committee or our board of directors and also directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth in the section of this Proxy Statement titled “Proposals of Stockholders for our 2027 Annual Meeting.”
Compensation Committee Interlocks and Insider Participation
During 2025, Ms. Popovits, Dr. Stuelpnagel and Mr. Mateo served on our compensation committee. None of these individuals is or has been an officer or employee of the company. None of our executive officers currently serves, or in the past year has served, as a

10X GENOMICS, INC.	17	2026 PROXY STATEMENT

member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://investors.10xgenomics.com/ in the “Governance” section of our Investors webpage. We intend to post any amendments to our Corporate Governance Guidelines or Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.
Insider Trading Policy
We have adopted an insider trading compliance policy governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and agents that are designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards, as well as procedures designed to further the foregoing purposes.
Our insider trading policy provides that our directors, officers, employees and agents (such as our consultants and independent contractors) may not trade any of our securities while in possession of material, non-public information (“MNPI”) relating to such security. In addition, our insider trading policy prohibits the purchase or sale of any of our securities during specified restricted periods that generally begin on the fifteenth day of the last month of each fiscal quarter and end at the start of the third full trading day following the date of public disclosure of the financial results for the related fiscal quarter. There are limited exceptions to these restricted trading periods, such as certain exercises of stock options or trades made pursuant to an established plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) of the Exchange Act. Our insider trading policy includes restrictions regarding direct or indirect communications of MNPI to anyone outside the company. Our insider trading policy also prohibits all covered persons from engaging in derivative securities transactions, including hedging, with respect to our securities and from pledging our securities as collateral for a loan or holding our securities in a margin account.
The foregoing summary of our insider trading policy is not complete and is qualified by reference to our full insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026.
Communications with the Board of Directors
Our board of directors believes that management speaks for 10x Genomics, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary at 6230 Stoneridge Mall Road, Pleasanton, California 94588. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of company management, as our Secretary considers appropriate.

10X GENOMICS, INC.	18	2026 PROXY STATEMENT

Our Secretary may decide in the exercise of his judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Company's Whistleblower Policy for complaints related to accounting and auditing matters.

10X GENOMICS, INC.	19	2026 PROXY STATEMENT

Director Compensation
Non-Employee Director Compensation Policy
In 2025, each of our non-employee directors was entitled to annual compensation in accordance with the following non-employee director compensation policy.
Cash compensation under our non-employee director compensation policy includes:
•an annual cash retainer of $55,000 (increased to $60,000 effective April 26, 2025); and
•the non-employee director serving as chair of our board of directors and each non-employee director serving as a member or chair, as applicable, of the following committees of our board of directors receive the following additional annual retainers:
•Chair of the Board of Directors: $50,000 (increased to $60,000 effective April 26, 2025)
•Audit Committee Chair: $25,000
•Audit Committee Member: $10,000
•Compensation Committee Chair: $18,250
•Compensation Committee Member: $8,000
•Nominating and Corporate Governance Chair: $12,500 (increased to $12,750 effective April 26, 2025) and
•Nominating and Corporate Governance Member: $5,000.
All cash retainers are paid quarterly in arrears and prorated for any partial service or adjustment to annual retainer amounts.
The Board amended our non-employee director compensation policy on April 26, 2025. Under the non-employee director compensation policy effective as of April 26, 2025, equity compensation includes initial equity awards and annual equity awards as described below.
Each non-employee director who is initially elected or appointed to our board of directors on any date other than the date of an annual meeting is automatically granted, on the last business day of the month that follows the month in which such non-employee director's initial election or appointment occurred, a number of restricted stock units that will, upon vesting, settle in shares of our Class A common stock, which number is determined by dividing $400,000 by the average closing price per share of Class A common stock over the first twenty trading days of the month that immediately follows the month in which such non-employee director’s initial election or appointment occurs. Each initial award of restricted stock units shall vest as to one-third of such award on the first anniversary of the first to occur, on or following the date on which such initial award is granted, of February 21, May 21, August 21 or November 21 following the initial award grant date and thereafter vest in equal quarterly installments for the following two years.
Effective April 26, 2025, each non-employee director who serves on the Board as of the date of any annual meeting of the company’s stockholders and will continue to serve as a non-employee director immediately following such annual meeting is automatically granted, on the date of such annual meeting, a number of restricted stock units that will, upon vesting, settle in shares of our Class A

10X GENOMICS, INC.	20	2026 PROXY STATEMENT

common stock, which number is determined by dividing $215,000 by the greater of (x) the average closing price per share of Class A common stock over the twenty trading days preceding such annual meeting or (y) $14.00. A non-employee director elected for the first time to our board of directors at an annual meeting shall only receive an annual award in connection with such election, and shall not receive any initial award (as described above). Each annual award of restricted stock units shall vest in four equal quarterly installments following the date of the annual meeting on which such annual award is granted, with one fourth of such annual award of restricted stock units vesting on the first to occur, on or following the date of the annual meeting on which such annual award is granted, of February 21, May 21, August 21 or November 21 following the date of such annual meeting, and one fourth of each annual award of restricted stock units vesting quarterly thereafter.
In each case, the equity awards granted will vest in full immediately prior to the occurrence of a change in control.
Our directors are not paid any fees for attending meetings. However, our directors are eligible for reimbursement for travel and lodging expenses associated with attendance at board or committee meetings.
Non-Employee Director Compensation Table
The following table provides information regarding compensation earned during the fiscal year ended December 31, 2025 by each non-employee director for his or her service on the board of directors and any committee(s). Our employee directors receive no additional compensation for serving on our board of directors. The compensation paid to Dr. Saxonov for serving as our Chief Executive Officer and Dr. Hindson for serving as our President and Chief Scientific Officer is set forth in the Summary Compensation Table in the Executive Compensation section below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

John R. Stuelpnagel	143,511	139,902	283,413
Sri Kosaraju	83,420	139,902	223,323
Alan Mateo	68,371	139,902	208,273
Kimberly J. Popovits	76,420	139,902	216,323
Shehnaaz Suliman	71,091	139,902	210,994
Sarah Teichmann	58,420	139,902	198,323
(1)The fees paid to non-employee directors are described above under the heading “Non-Employee Director Compensation Policy.”
(2)The amounts shown represent the grant date fair value of the equity awards granted to our non-employee directors in fiscal year 2025, as computed in accordance with FASB ASC Topic 718 and is based upon the market price of our Class A common stock on the date of grant. There can be no assurance that the restricted stock units ("RSUs") will vest in full (in which case no value with respect to such RSUs will be realized by the individual) or that the value upon exercise or upon vesting, as applicable, will approximate the fair value as computed in accordance with FASB ASC Topic 718. As of December 31, 2025, the aggregate number of outstanding stock options to purchase shares of our Class A common stock held by each of our non-employee directors who served during fiscal year 2025 included: Mr. Kosaraju, 100,123; Ms. Popovits, 26,286; Dr. Stuelpnagel, 15,956; and Dr. Suliman, 115,956. Dr. Teichmann and Mr. Mateo held no outstanding options as of December 31, 2025. As of December 31, 2025 the aggregate number of outstanding RSUs which vest and settle into shares of our Class A common stock held by each of our non-employee directors who served during fiscal year 2025 included: Mr. Kosaraju, 7,679; Mr. Mateo, 20,333; Ms. Popovits, 7,679; Dr. Stuelpnagel, 7,679; Dr. Suliman, 7,679; and Dr. Teichmann, 20,347.

10X GENOMICS, INC.	21	2026 PROXY STATEMENT

MATTERS TO COME BEFORE THE 2026 ANNUAL MEETING
Proposal One
Election of Directors

Board of Directors Composition
Our board of directors currently consists of eight members, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and amended and restated bylaws. Three directors in Class I will stand for election at the 2026 Annual Meeting. The terms of office for directors in Class II and Class III will expire at our Annual Meetings of Stockholders to be held in 2027 and 2028, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that the Class I nominees named below be elected as Class I directors, each to serve a three-year term expiring at our 2029 Annual Meeting of Stockholders or until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

RECOMMENDATION OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES SET FORTH UNDER PROPOSAL ONE

Name	Age	Class	Position
Serge Saxonov	49	I	Chief Executive Officer and Director
Benjamin J. Hindson	51	I	Chief Scientific Officer, President and Director
John R. Stuelpnagel(1)(2)(3)	68	I	Chairman of our Board of Directors
Alan Mateo(1)(2)(4)	64	II	Director
Kimberly J. Popovits(1)(2)	67	II	Director
Sarah Teichmann	50	II	Director
Sri Kosaraju(3)	48	III	Director
Shehnaaz Suliman(3)(4)	54	III	Director
(1)Member of our audit committee.
(2)Member of our compensation committee.
(3)Member of our mergers and acquisitions committee.
(4)Member of our nominating and corporate governance committee.

10X GENOMICS, INC.	22	2026 PROXY STATEMENT

Nominees

Serge Saxonov, Ph.D. co-founded 10x Genomics, Inc. and has served as our Chief Executive Officer and on our board of directors since July 2012. Dr. Saxonov also served as our President from July 2012 until October 2012. Prior to co-founding our company, Dr. Saxonov was Vice President of Applications at QuantaLife, a privately-held life sciences company, from May 2010 to April 2012. Dr. Saxonov served as Founding Architect and Director of research and development at 23andMe, a privately held personal genomics and biotechnology company, from June 2006 until May 2010. Dr. Saxonov received a Ph.D. in biomedical informatics from Stanford University and an A.B. in applied mathematics from Harvard College.
WE BELIEVE THAT DR. SAXONOV IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HIS EXPERIENCE AS OUR CO-FOUNDER AND CHIEF EXECUTIVE OFFICER, INDUSTRY KNOWLEDGE, PREVIOUS EXPERIENCE AND EXTENSIVE ACADEMIC TRAINING.

Serge Saxonov, Ph.D. Age: 49 Director Since: 2012

Benjamin J. Hindson, Ph.D. co-founded 10x Genomics, Inc. in July 2012, has served as our Chief Scientific Officer and President since October 2012 and has served on our board of directors since July 2012. Dr. Hindson served as our President of Technology and Treasurer from July 2012 until October 2012 and as our Secretary from October 2012 until April 2014. Prior to co-founding our company, Dr. Hindson was Co-founder and Chief Scientific Officer of QuantaLife, a privately-held life sciences company from August 2008 until its sale to Bio-Rad Laboratories in October 2011. From 2002 to 2008, Dr. Hindson served in various positions at Lawrence Livermore National Laboratory in the Chemical and Biological Weapons Non-proliferation Program. Dr. Hindson earned his B.Sc. in Chemistry and his Ph.D. in Chemistry from Deakin University, Australia.
WE BELIEVE THAT DR. HINDSON IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HIS EXPERIENCE AS OUR CO-FOUNDER, PRESIDENT AND CHIEF SCIENTIFIC OFFICER, INDUSTRY KNOWLEDGE, PREVIOUS EXPERIENCE AND EXTENSIVE ACADEMIC TRAINING.

Benjamin J. Hindson, Ph.D. Age: 51 Director Since: 2012

10X GENOMICS, INC.	23	2026 PROXY STATEMENT

John R. Stuelpnagel, D.V.M. has been Chairman of our board of directors since August 2013. In addition, Dr. Stuelpnagel co-founded and was Executive Chairman of Ariosa Diagnostics from October 2009 to January 2015 when that company was sold to Roche. He was also the Chairman of Sequenta from November 2010 to January 2015 when that company was merged with Adaptive Biotechnologies where he continued as a member of their board of directors from January 2015 to November 2017. Dr. Stuelpnagel served as the Chairman of Fabric Genomics from August 2009 through April 2025 when that company was sold to GeneDx and the Chairman of Inscripta from April 2017 to April 2025 when that company was merged with Manus Bio. He has been the Chairman of Manus Bio since April 2025, a member of the board of directors for Encoded Therapeutics since May 2017, and a member of the board of directors for Volta, Inc. since May 2025. Previously, Dr. Stuelpnagel co-founded Illumina in 1998 where he worked in various capacities including Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and a member of the board of directors until March 2009. Prior to Illumina, Dr. Stuelpnagel was an associate at CW Group from 1997 to 1998. Dr. Stuelpnagel received his B.S. in Biochemistry and his Doctorate in Veterinary Medicine from the University of California, Davis and his M.B.A. from the University of California, Los Angeles.
WE BELIEVE THAT DR. STUELPNAGEL IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HIS EXPERIENCE AS A CO-FOUNDER OF LIFE SCIENCES AND PHARMACEUTICAL COMPANIES, PREVIOUS AND CURRENT EXPERIENCE SERVING AS A DIRECTOR AND EXECUTIVE OFFICER OF OTHER LIFE SCIENCES COMPANIES AND HIS EXTENSIVE EXPERIENCE IN BUSINESS.

John R. Stuelpnagel, D.V.M. Age: 68 Director Since: 2013

10X GENOMICS, INC.	24	2026 PROXY STATEMENT

Continuing Directors

Sri Kosaraju has served on our board of directors since April 2019. Since January 2026, Mr. Kosaraju has served as a global chair of investment banking for JPMorgan Chase & Co to support the firm's healthcare industry vertical. Sri previously served as President and Chief Executive Officer of Inscripta from October 2020 to April 2025 when that company was merged with Manus Bio. He has served on the board of Manus Bio since April 2025 and on the board of Nevro Corp., a publicly traded medical device company, from August 2021 to April 2025. He has been a member of the board of directors for Hertz Foundation since October 2025. Previously, Mr. Kosaraju served as President of Penumbra, a publicly traded medical device company, from August 2019 to May 2020, Chief Financial Officer from May 2015 to November 2019 and as Head of Strategy from May 2015 to August 2019. Prior to joining Penumbra, he worked in investment banking for J.P. Morgan Securities LLC from 1999 to May 2015, where he held a variety of positions with successively greater responsibility including Managing Director of Equity Capital Markets, Head of Healthcare Equity Capital Markets and co-Head of Technology, Media, Telecom Equity Capital Markets. Prior to entering J.P. Morgan’s equity capital markets group in 2006, Mr. Kosaraju served in various practice groups at J.P. Morgan, including Equity Derivatives from 2003 to 2006 and Technology, Media, Telecom Investment Banking Coverage from 1999 to 2003. He received a B.S. from Massachusetts Institute of Technology in 1999.
WE BELIEVE THAT MR. KOSARAJU IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HIS EXPERIENCES IN FINANCE AND THE HEALTHCARE SECTOR, INCLUDING SERVING AS AN EXECUTIVE AT A PUBLICLY TRADED HEALTHCARE TECHNOLOGY COMPANY.

Sri Kosaraju Age: 48 Director Since: 2019

Alan V. Mateo has served on our board of directors since June 2024. He currently serves as an advisor to Veeva Systems Inc., where he previously served as Executive Vice President, Global Sales from April 2015 to April 2024. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent nine years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was Northeast Sales Director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.
WE BELIEVE THAT MR. MATEO IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HIS SENIOR MANAGEMENT EXPERIENCE AND MANY YEARS OF COMMERCIAL LEADERSHIP.

Alan Mateo Age: 64 Director Since: 2024

10X GENOMICS, INC.	25	2026 PROXY STATEMENT

Kimberly J. Popovits has served on our board of directors since March 2020. She served as President and Chief Executive Officer of Genomic Health, Inc., a publicly traded healthcare company, from January 2009, and as Chairman of the Board of Genomic Health, Inc. from March 2012, until the acquisition of Genomic Health, Inc. by Exact Sciences Corporation in November 2019. Ms. Popovits previously served as President and Chief Operating Officer of Genomic Health from February 2002 to January 2009. From November 1987 to February 2002, Ms. Popovits served in various roles at Genentech, Inc., most recently serving as Senior Vice President, Marketing and Sales from February 2001 to February 2002, and as Vice President, Sales from October 1994 to February 2001. Prior to joining Genentech, Ms. Popovits served as Division Manager, Southeast Region, for American Critical Care, a Division of American Hospital Supply, a supplier of healthcare products to hospitals. Ms. Popovits served on the board of directors of Talis Biomedical Corporation, a publicly-traded biotechnology company, from March 2020 to March 2025, where she also served as Interim Chief Executive Officer from August 2021 to November 2021. Ms. Popovits has also served on the board of Kiniksa Pharmaceuticals, Ltd., a publicly-traded biopharmaceutical company, since February 2018 and a member of the board of directors for Exact Sciences since January 2025. She previously served on the board of directors of MyoKardia, Inc., a publicly-traded biopharmaceutical company that was subsequently acquired by Bristol Myers Squibb, and ZS Pharma Inc., a publicly-traded biopharmaceutical company that was subsequently acquired by AstraZeneca. She holds a B.A. in Business from Michigan State University.
WE BELIEVE THAT MS. POPOVITS IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HER SENIOR MANAGEMENT EXPERIENCE IN HEALTHCARE AND BIOTECHNOLOGY AND HER MANY YEARS OF EXPERIENCE WITH COMMERCIAL STRATEGY AND CAPABILITY BUILDING.

Kimberly J. Popovits Age: 67 Director Since: 2020

10X GENOMICS, INC.	26	2026 PROXY STATEMENT

Shehnaaz Suliman, M.D., M.Phil., M.B.A. has served on our board of directors since August 2019. She has served as President, Chief Executive Officer and a member of the board of directors of ReCode Therapeutics, a privately-held genetic medicines company since January 2022. In addition, Dr. Suliman has served on the board of directors for Ultragenyx Pharmaceutical Inc., a publicly-traded biopharmaceutical company since January 2019. Previously, she served as President and Chief Operating Officer of Alector, Inc. from December 2019 to January 2022 and as interim Chief Business Officer of Alector, Inc. from January 2020 to January 2022. Dr. Suliman served as Senior Vice President, Corporate Development and Strategy of Theravance Biopharma, Inc, from July 2017 to March 2019. Prior to her position at Theravance, Dr. Suliman worked for Roche and Genentech, Inc., as Group Leader and Project Team Leader in the R&D Portfolio Management and Operations Group at Genentech from September 2010 to May 2015 and then as Vice President and Global Therapeutic Area Head, Roche Partnering from June 2015 to July 2017. Prior to Genentech, Dr. Suliman held various management roles of increasing responsibility at Gilead Sciences, Inc., between January 2005 and September 2010. Prior to Gilead, Dr. Suliman was an investment banker with Lehman Brothers and Petkevich & Partners. She previously served as a member of the board of directors of Parvus Therapeutics, Inc., a privately-held biopharmaceutical company from October 2017 to July 2019. Dr. Suliman received her M.D. (MB, ChB) at the University of Cape Town Medical School, South Africa, and holds an M.B.A, with distinction, and M.Phil. in Development Studies degrees from Oxford University, where she was a Rhodes Scholar.
WE BELIEVE THAT DR. SULIMAN IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS DUE TO HER EXTENSIVE OPERATIONAL EXPERIENCE WITH GLOBAL BIOPHARMACEUTICAL AND LIFE SCIENCES COMPANIES, AND PARTICULARLY HER EXPERTISE IN BUSINESS DEVELOPMENT AND CORPORATE STRATEGY.

Shehnaaz Suliman Age: 54 Director Since: 2019

10X GENOMICS, INC.	27	2026 PROXY STATEMENT

Sarah A. Teichmann, Ph.D. has served on our board of directors since July 2024. She has served as the Chair in Stem Cell Medicine at the University of Cambridge’s Stem Cell Institute and Department of Medicine since April 2024 and as Senior Research Fellow at the University of Cambridge’s Churchill College since October 2016, having previously served as Junior Research Fellow and then Teaching Fellow and Director of Studies at the University of Cambridge’s Trinity College from 1999 to 2015 and Director of Research in the University of Cambridge’s Cavendish Laboratory (Physics Department) from 2013 to April 2024. Dr. Teichmann has served as co-chair of the Human Cell Atlas (HCA) Organizing Committee since co- founding the HCA, an initiative to describe all cell types in the human body, in October 2016 and has served as co-chair of the board of directors of Human Cell Atlas, Inc., a nonprofit 501(c)(3) organization which supports the HCA, since April 2020. Additionally, Dr. Teichmann has served as Vice President, Translational Research, Respiratory & Immunology at Glaxo Smith Kline plc, a multinational pharmaceutical company, since January 2024, and as a co-founder, consultant, Chief Scientific Officer and board member of EnsoCell Therapeutics, a private drug discovery company using spatial genomics, artificial intelligence and machine learning methods, since September 2023. From February 2016 to December 2023, she served as Head of Cellular Genetics at the Wellcome Sanger Institute, where she also served as Senior Group Leader from February 2013 to April 2024 and as a member of the executive board from February 2016 to December 2023. From February 2013 to January 2016, she served as Research Group Leader at the European Molecular Biology Laboratory’s (EMBL) European Bioinformatics Institute. From October 2001 to January 2013, she served as Programme Leader at the Medical Research Council’s (MRC) Laboratory of Molecular Biology in Cambridge. Dr. Teichmann was a Beit Memorial Fellow at University College London from January 2000 to September 2001. She is a European Molecular Biology Organization (EMBO) member and a Fellow of the Academy of Medical Sciences and Royal Society, as well as a Fellow of the International Society of Computational Biology, the American Academy of Arts and Sciences, and the National Academy of Medicine (USA). Dr. Teichmann received a Ph.D. in Computational Genomics, as well as a B.A. and M.A. in Natural Sciences (Biochemistry), from the University of Cambridge.
WE BELIEVE THAT DR. TEICHMANN IS QUALIFIED TO SERVE ON OUR BOARD OF DIRECTORS BECAUSE OF HER EXTENSIVE ACADEMIC AND INDUSTRY LEADERSHIP AND EXPERIENCE.

Sarah Teichmann Age: 50 Director Since: 2024

Vote Required
The election of a Class I director requires a majority of the votes cast at the 2026 Annual Meeting by the stockholders present or represented by proxy at the meeting and voting on the proposal. Under this requirement, in order for a nominee to be elected, the number of shares voted FOR the nominee must exceed the number of shares voted AGAINST with respect to such nominee. Broker non-votes and abstentions will have no effect on this proposal.

10X GENOMICS, INC.	28	2026 PROXY STATEMENT

Proposal Two
Ratification of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2026. Ernst & Young LLP has served as our independent registered public accounting firm since 2015.
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the votes cast at the 2026 Annual Meeting by the stockholders present or represented by proxy at the meeting and voting on the proposal, such appointment will be reconsidered by our audit committee and the audit committee may consider whether it should appoint another independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm if our audit committee believes that such a change would be in the best interests of the company and its stockholders.
We expect that representatives of Ernst & Young LLP will attend the 2026 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

RECOMMENDATION OF
THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026 UNDER PROPOSAL TWO

10X GENOMICS, INC.	29	2026 PROXY STATEMENT

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2025 and 2024.

	2025 ($)	2024 ($)
Audit Fees (1)	3,381,712	2,988,954
Audit-Related Fees (2)	—	—
Tax Fees (3)	80,755	268,462
All Other Fees (4)	5,200	4,496
	3,467,667	3,261,912
(1)Audit Fees include fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)There were no Audit-Related Fees incurred for the periods presented.
(3)Tax Fees include fees in connection with tax consulting and compliance services.
(4)All Other Fees consist of a subscription fee to Ernst & Young LLP’s online research database.
Auditor Independence
In 2025, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Without further action by the audit committee, any independent member of the audit committee may pre-approve up to $250,000, in any quarter, of certain audit and permitted non-audit services. All services performed by Ernst & Young LLP for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote (i.e., a FOR vote) of a majority of the votes cast at the 2026 Annual Meeting by the stockholders present or represented by proxy at the meeting and voting on the proposal. Abstentions and broker non-votes will have no effect on this proposal. This is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

10X GENOMICS, INC.	30	2026 PROXY STATEMENT

Audit Committee Report
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below. The material in this report is not “soliciting material,” is not to be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the company specifically incorporates it by reference in such filing.
The audit committee met with management and Ernst & Young LLP to review and discuss the December 31, 2025 audited financial statements. The audit committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. In addition, the audit committee received the written disclosures from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP its independence from the company and its management.
Based on the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of the disclosures and communications of management and Ernst & Young LLP, the audit committee recommended that the board of directors include the audited financial statements in the company’s Annual Report on Form 10-K for fiscal year 2025 filed with the SEC.
The audit committee also has appointed, subject to stockholder ratification on an advisory basis, Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF 10X GENOMICS, INC.
John R. Stuelpnagel, Chairman
Alan Mateo
Kimberly J. Popovits

10X GENOMICS, INC.	31	2026 PROXY STATEMENT

Proposal THREE
Advisory Vote on Executive Compensation

As part of the commitment of our board of directors to excellence in governance, and as required by Section 14A of the Exchange Act, our board of directors is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
As more fully described in the section of this Proxy Statement titled “Executive Compensation,” including “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value.
The following proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this Proxy Statement. Accordingly, we are asking our stockholders to vote for the following resolution:
“RESOLVED, that the company’s stockholders approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we recommend that you read the Executive Compensation section of this Proxy Statement for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on the company, our board of directors or the compensation committee. However, our board of directors and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

RECOMMENDATION OF
THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNDER PROPOSAL THREE

10X GENOMICS, INC.	32	2026 PROXY STATEMENT

Vote Required
Approval of the compensation of our named executive officers on a non-binding, advisory basis requires the affirmative vote of a majority of the votes cast at the 2026 Annual Meeting by the stockholders present or represented by proxy at the meeting and voting on the proposal. Abstentions and broker non-votes will have no effect on this proposal.

10X GENOMICS, INC.	33	2026 PROXY STATEMENT

Compensation
Committee Report
The Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2026 Annual Meeting.
Respectfully submitted,
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF 10X GENOMICS, INC.
Kimberly J. Popovits, Chair
Alan Mateo
John R. Stuelpnagel

10X GENOMICS, INC.	34	2026 PROXY STATEMENT

Executive Officers
The following table sets forth certain information about our executive officers and their respective ages as of April 24, 2026. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name(1)	Age	Position
Serge Saxonov	49	Chief Executive Officer and Director
Adam S. Taich	51	Chief Financial Officer
Benjamin J. Hindson	51	Chief Scientific Officer, President and Director
For the biographies of Drs. Saxonov and Hindson, see “Matters to Come Before the 2026 Annual Meeting—Proposal One—Election of Directors—Nominees.”

Adam S. Taich has served as our Chief Financial Officer since August 2024. Mr. Taich previously served as Chief Strategy Officer of Standard BioTools Inc. from January 2024 to July 2024. He previously served as interim Chief Executive Officer of SomaLogic, Inc., a proteomics company, from March 2023 until SomaLogic’s acquisition by Standard BioTools in January 2024. Mr. Taich served as SomaLogic’s Chief Business Officer from November 2021 to March 2023 as well as SomaLogic’s Executive Vice President of Life Sciences from April 2022 to March 2023. Prior to joining SomaLogic, Mr. Taich spent 19 years at ThermoFisher Scientific, a global supplier of scientific instrumentation, reagents and software services, in various roles including as Vice President & General Manager—Molecular Biology from February 2020 to June 2021, Vice President—Strategy and Business Development from April 2018 to February 2020, Vice President & General Manager—Protein and Cell Analysis from October 2016 to April 2018, Vice President & General Manager—Global Services and Support from November 2013 to October 2016 and in various other roles from 2004 to 2013. Mr. Taich holds a B.A. in Political Science and Russian from Miami University in Oxford, Ohio.

Adam S. Taich Chief Financial Officer Since: 2024

10X GENOMICS, INC.	35	2026 PROXY STATEMENT

Executive Compensation
This section describes the compensation program for our named executive officers (“NEOs”), including “Compensation Discussion and Analysis,” executive compensation tables and other information.
Compensation Discussion and Analysis

10X GENOMICS, INC.	36	2026 PROXY STATEMENT

Overview of 2025 Executive Compensation
2025 Business Highlights	COMPENSATION COMMITTEE MEMBERS

Despite navigating a challenging macroeconomic environment characterized by subdued customer spending and constrained capital equipment budgets, the company delivered a resilient performance in 2025. The business achieved $643 million in full-year revenue (which included $44 million of non-recurring revenue related to patent litigation settlements). These results were underpinned by momentum in key metrics driving the fundamentals of the business, particularly strong growth in Single Cell consumables reaction volume and excellent performance in Spatial consumables revenue, powered by the leading Xenium platform. The company also meaningfully strengthened its balance sheet over the course of the year, growing its cash balance by over $130 million. These results highlight the foundational importance of the company's technology and its strong positioning for future growth, particularly at the nexus of major industry trends like AI-driven biology and translational research. Below are some of our key accomplishments in 2025:
Kimberly Popovits Chair Alan Mateo Member John Stuelpnagel Member

Operational and Strategic Achievements:	2025 NEOs

•Product Roadmap Advancements: Significant innovations were launched, including Flex Apex (the next-generation Single Cell assay and now our most popular by volume) and key Spatial launches such as Visium HD 3', HD cell segmentation, and Xenium Protein for multimodal analysis. Made significant progress in the development of a new category-defining platform, Atera.
•Spatial Leadership: Xenium is firmly established as the platform of choice for Spatial analysis.
•AI and Biology Data Foundation: We believe the company is well positioned to capitalize on the complementary trends of rapid AI progress and advancements in single cell/spatial technologies, driving demand for large, high-quality biological datasets (e.g., collaborations with Chan Zuckerberg Initiative and Arc Institute).
Serge Saxonov Chief Executive Officer Adam S. Taich Chief Financial Officer Benjamin J. Hindson President and Chief Scientific Officer Eric S. Whitaker Former Chief Legal Officer

•Translational Research Focus: Increased traction in critical translational areas like oncology and autoimmunity, with platform advances improving scale, cost-effectiveness, and compatibility with clinical samples (FFPE, whole blood).
•Clinical Strategy Development: Growing interest in applying the technology to patient care, supported by a strategy to generate clinical evidence, including the planned development of a CLIA laboratory for eventual clinical deployment. Announced clinical collaborations with Dana-Farber Cancer Institute and Brigham and Women’s Hospital underscore this potential.

Financial Updates/Highlights:

•Revenue Growth: Fiscal year 2025 revenue increased 5% year-over-year to $643 million, which included $44 million from non-recurring patent litigation settlements.
•Consumables Growth: Total consumables revenue increased by 3% year-over-year.
•Cost Discipline: Total operating expenses decreased by 17% year-over-year due to sustained cost management efforts.
•Margins: 69% fiscal year 2025 gross margin.
•Strong Cash Position: The company ended 2025 with $523 million in cash, cash equivalents, and marketable securities, up $130 million from the end of 2024.
Our pay decisions continue to be based on company performance and our pay-for-performance philosophy.

10X GENOMICS, INC.	37	2026 PROXY STATEMENT

Summary of 2025 Executive Compensation Elements
Short-Term		Long-Term

Salary	AIP	PSUs	RSUs
Ongoing	1-Year Performance Period[1]	3-Year Performance Period [2]	3-Year Vesting Period

Fixed	Variable
Performance Metrics:
	Revenue, Adjusted Free Cash Flow and SBOs	Relative Total Shareholder Return and Revenue

(1)Annual Incentive Plan (AIP) awards are determined at the end of the applicable performance period based on attainment of pre-determined objectives through the performance period.
(2)PSUs are earned based on achievement of two equally-weighted metrics: 1) 3-year relative total shareholder return (TSR) against an index of peers and 2) revenue compound annual growth rate (CAGR) measured over a two-year period and, after the determination that such metrics have been achieved, followed by an additional one-year partial vesting term once the performance measurement phase concludes.

Executive Compensation Program Objectives
Performance
We are committed to a pay for performance culture. We rely on incentives in the form of cash bonuses and equity compensation which are both designed to align the interests of our executive officers with those of our stockholders, and to motivate such executive officers to increase stockholder value by improving corporate performance. In addition, individual performance is taken into account when making any changes to compensation.

Competitiveness
We compete in a highly competitive sector and must deliver competitive total compensation in addition to benefits to attract, motivate and retain world-class talent. Annual total target compensation (consisting of annual base salary, annual target bonus and annual equity awards) is intended to be consistent with competitive opportunities available to the exceptional people we seek to attract and retain.

Fairness	Our programs are designed to be equitable across similarly situated employees, encouraging employee motivation and enabling cross functional collaboration globally to deliver on our goals and mission.

Glossary of CD&A Terms	AIP - Annual Incentive Plan (cash bonus program)	PSUs - Performance Stock Units	CAGR - Compound Annual Growth Rate
	NEO - Named Executive Officer	TSR - Total Shareholder Return	SBO - Strategic Business Objective

10X GENOMICS, INC.	38	2026 PROXY STATEMENT

2025 Executive Compensation Highlights

Pay for Performance
Our executive bonus opportunities (“Annual Incentive Plan” or “AIP” bonuses) are based on key financial and operational goals, with bonuses awarded based on goal achievement and individual performance (excluding the Chief Executive Officer whose AIP opportunity is based solely on company performance). For 2025, we paid AIP bonuses to all named executive officers based on 93% corporate goal achievement.
We also set rigorous performance goals for our performance stock awards, where we establish targets that would only result in value for our named executive officers if exceptional performance, as measured by stockholder return, is achieved, including in 2025. To date none of the 2022, 2023 or 2024 performance stock award goals have been met, highlighting our commitment to at-risk pay and pay-for-performance.
Revenue
5%
Year-Over-Year Growth

Consumables Revenue
3%
Year-Over-Year Growth

Cash and Cash Equivalents and Marketable Securities
$130 million
Year-Over-Year Increase
CEO Pay
We target our Chief Executive Officer’s total compensation to approximate the 50th percentile of our peer group, and his base salary and target total cash compensation to approximate the 25th percentile. However, based on the 2025 market data provided by our compensation committee’s independent compensation consultant, our CEO's actual base salary, target total cash and target total compensation were each below the 25th percentile compared to other CEOs in our peer group.
More than 90% of our Chief Executive Officer’s target total compensation for 2025 was "at-risk," in line with our pay-for-performance philosophy. This "at-risk" compensation was tied to both short-term and long-term company performance, including his cash bonus opportunity and equity incentive awards.
Our Chief Executive Officer’s total compensation decreased in 2025. Our Chief Executive Officer’s total compensation has decreased each of the last two years, and in 2025 was $1.6M lower than 2024, due primarily to smaller annual equity awards in 2025 compared to 2024, as detailed below.

10X GENOMICS, INC.	39	2026 PROXY STATEMENT

We are committed to practicing good compensation governance and have adopted compensation policies and practices in furtherance of our commitment, including the following:

What We Do	What We Do Not Do
Pay for Performance: We link pay to performance with a heavy emphasis on long-term equity.	No Hedging in Company Securities: Executives, directors and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities.
Compensation Committee Independence: The compensation committee is composed solely of independent directors.
Independent Compensation Advisor: The compensation committee selects and engages its own independent advisor for guidance in making compensation decisions.	No Guaranteed Annual Bonuses: We do not provide guaranteed minimum annual bonuses.
Peer Group Analysis: The compensation committee reviews external market data when making compensation decisions.	No Discounted Stock Options: We do not provide discounted stock options.

Compensation Risk Assessment: The compensation committee conducts an annual risk assessment to determine if our executive compensation program presents any risks that are reasonably likely to have a material adverse effect on the company.
No Repricing: We have a policy against repricing stock options without stockholder approval. We have never repriced stock options.
No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”
Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines which are designed to align their interests with our stockholders.
No Executive Pensions: We do not offer any defined benefit pension plans for executives. Eligible executives can participate in the same 401(k) plan that is available to non-executive employees, and on the same terms.

Minimum and Maximum Incentive Funding Thresholds: We set limits on the Annual Incentive Plan and Long-Term PSU plan funding, subject to compensation committee discretion.
Clawback Policy: We maintain a clawback policy in line with SEC and Nasdaq rules which applies to each of our named executive officers.	No Excessive Perquisites: We do not generally offer perquisites or personal benefits to our executives.
Annual Say on Pay Vote: We conduct a Say on Pay vote annually.	No Unearned Dividends: We do not accrue or pay dividends on unearned or unvested equity awards.
Stockholder Outreach: We engage in stockholder outreach to solicit feedback and to discuss our business and compensation program throughout the year.	No Encouragement of Unnecessary or Excessive Risk Taking: Our compensation program aligns executive and shareholder interests, which reduces incentives for short-term risk taking.
Say on Pay Vote Results and Shareholder Outreach Highlights
Results of Prior Say on Pay Vote
At our 2025 annual meeting of stockholders, we presented our stockholders with a proposal to approve on an advisory basis, the compensation of our named executive officers as disclosed in our 2025 proxy statement. Approximately 84% of the votes on this proposal were cast in 2025 in support of our 2024 executive compensation program.

10X GENOMICS, INC.	40	2026 PROXY STATEMENT

Response to Say on Pay Vote
The compensation committee continues to be committed to consider the results of stockholder advisory votes on executive compensation when making decisions relating to our executive compensation programs and compensation for named executive officers, with the intent on making sure that the programs are beneficial to the creation of sustained long-term stockholder value.
Though our executive compensation programs have been widely supported, our management engaged with key stockholders to solicit on-going feedback on our programs. Significant outreach was conducted in 2025 and was led by senior leaders across our finance, legal and human resources teams. We contacted each of our top stockholders, representing over 45% of the Company’s outstanding shares of common stock.
Compensation Setting Process
Role of Our Compensation Committee
Our compensation committee oversees the executive compensation program, making final decisions on program design and any compensation changes for our executive officers. In accordance with its charter, the committee reviews, determines, approves or makes recommendations to the board of directors regarding executive officer compensation, board compensation and compensation under our equity incentive plans. For more details about the compensation committee and how to access its charter, please refer to the sections titled “Board of Directors Committees” on page 14 and “Compensation Committee” on page 15.
Role of Management
Our Chief Executive Officer and VP, Global People provide the compensation committee with insights on company and individual performance, competitive practices and perspectives, as well as input on plan design as they lead the organization. Additionally, our Chief Financial Officer, in collaboration with the Chief Executive Officer and VP, Global People, offer guidance on governance, budget and talent matters. This collective input helps the compensation committee understand management’s proposals, the broader talent landscape and how pay policies impact the company’s culture. No named executive officer is present during compensation committee discussions or decisions regarding their own compensation.
When reviewing the compensation of executive officers, other than the Chief Executive Officer, and determining the equity awards for those officers, our compensation committee seeks input from the Chief Executive Officer on each executive officer's performance, strategic contributions, skills, job complexity, responsibilities and competitive opportunities (excluding the Chief Executive Officer’s own compensation). The committee values the Chief Executive Officer’s insights and considers them an important factor in the final compensation decisions. Similarly, when making decisions about the Chief Executive Officer’s compensation, the committee takes into account the Chief Executive Officer’s performance and the achievement of strategic and financial goals.
Role of the Compensation Consultant
Our compensation committee has the authority to engage its own advisors in carrying out its responsibilities. Since November 2023, our compensation committee engaged Alpine Rewards LLC (“Alpine Rewards”) as its independent compensation consultant to assist with its duties, including providing input on the compensation peer group selection, insight into competitive compensation practices and advice on executive compensation programs and decisions. Representatives of Alpine Rewards attended portions of meetings of the compensation committee as requested and also communicated with the compensation committee outside of meetings.

Our compensation committee reviewed the independence of Alpine Rewards in light of SEC rules regarding conflicts of interest involving compensation consultants and Nasdaq listing standards regarding compensation consultant independence. Our compensation committee considered the following six factors, as well as other factors it deemed relevant, in order to make its determination: (i) the provision of other services to us by Alpine Rewards; (ii) the amount of fees Alpine Rewards received from us, as a percentage of its total revenue; (iii) the policies and procedures of Alpine Rewards that are designed to prevent conflicts of interest; (iv) the lack of any business or personal relationships of the Alpine Rewards consultants with any member of our compensation committee; (v) the lack of any of our common stock owned by the Alpine Rewards consultants performing services for our compensation committee; and (vi) the lack of any business or personal relationships between the Alpine Rewards consultants or Alpine Rewards itself and any of our executive officers. Based on its review, our compensation committee determined that Alpine Rewards was independent, and that Alpine Rewards’ services did not raise any conflicts of interest.

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Use of Competitive Data

Our compensation committee uses competitive compensation data as one factor of many in determining executive officer pay.
For 2025, the committee reviewed data from a peer group selected to reflect companies similar to 10x Genomics in terms of sector, revenue, market capitalization, organizational complexity and geography. The 2025 peer group, listed below, was updated from the previous year by removing ACADIA Pharmaceuticals Inc., Alteryx, Inc. (acquired), Guidewire Software, Inc., Nevro Corp., Shockwave Medical, Inc. (acquired) and adding Certara, Inc., GoodRx Holdings, Inc., Haemonetics Corporation, Inari Medical, Inc., and Myriad Genetics, Inc. These changes in the peer group reflected necessary removals due to acquisitions as well as better alignment with our business model, financial profile, and selection criteria.
The selected companies had annual revenues ranging from 0.5 to 2.5 times our trailing 12-month revenues and market capitalizations between 0.3 and 3.0 times our own. At the time of selection, we were positioned at the 46th percentile for trailing revenues, the 63rd percentile for revenue growth and the 33rd percentile for market capitalization. Below is the list of peer companies used for 2025 compensation decisions.

Azenta, Inc.	Inari Medical, Inc.	NovoCure Limited
Bio-Techne Corp.	Insulet Corporation	Penumbra, Inc.
Certara, Inc.	iRhythm Technologies, Inc.	Repligen Corporation
Exact Sciences Corporation	Maravai Lifesciences Holdings, Inc.	Sotera Health Company
GoodRx Holdings, Inc.	Myriad Genetics, Inc.	Veracyte, Inc.
Guardant Health, Inc.	Natera, Inc.
Haemonetics Corporation	NeoGeonomics, Inc.

Data for our peer companies was gathered from publicly available filings and other sources of market data for similar companies. This data helped assess competitive pay opportunities on a role-specific basis and informed executive compensation decisions.
In setting compensation for our named executive officers, the compensation committee considers market data, role performance, job scope, internal pay comparisons, experience, knowledge of the leader, individual performance, alignment with stockholder interests and the mix of pay elements (salary, bonus and equity incentives). The committee does not use a formulaic approach or target a specific percentile, and individual elements and total compensation may vary from the 50th percentile based on the aforementioned factors. While each pay element is considered, the focus is on total compensation to remain competitive in attracting, motivating and retaining leadership talent. Input from the Chief Executive Officer (except regarding his own pay) is also factored into these decisions.
Compensation Program Design
The 2025 executive compensation program was designed to attract, motivate and retain top executives, driving technological innovation and business success, while aligning incentives with the long-term interests of our stockholders.
The 2025 compensation program consisted of three key elements: base salary, annual incentive plan and equity awards. We used two equity vehicles: restricted stock units (RSUs) with time-based vesting and performance stock units (PSUs) based on long-term performance goals. The compensation committee considers individual performance, roles, responsibilities, cash compensation opportunities, the retention value of unvested holdings, retention risks and internal alignment when making final compensation decisions.
•Base Salary: In February 2025, our compensation committee reviewed the base salaries of our named executive officers, compared them to market data provided by the committee's independent consultant. The assessment revealed that the base salaries of our named executive officers were generally below the 50th percentile of the market. In response, the compensation committee decided to increase the salaries of the named executive officers to ensure competitiveness, reflect their skills, experience and performance and support their continued success in driving key strategic priorities. The resulting

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increases brought overall base salaries for the named executive officers slightly below the peer 50th percentile, with the Chief Executive Officer’s base salary remaining below the peer 25th percentile.
•Annual Incentive Plan: In 2025, we maintained our Annual Incentive Plan (AIP) for employees, including named executive officers. The AIP’s funding formula focused on financial and operational metrics such as revenue, adjusted free cash flow and strategic business objectives. We maintained the target incentive opportunity for all named executive officers at the same level as 2024.
•Equity Incentives: Named executive officers are eligible for equity awards as part of our compensation program, which aligns pay with performance and provides retention incentives. In 2025, the compensation committee granted RSUs and PSUs. The PSU program continued to emphasize total shareholder return and revenue growth measured over a multi-year period to ensure executives are focused on long-term value creation, strengthening the link between executive and stockholder interests.
Compensation Elements
Base Salary
Base salaries for our named executive officers provide a fixed level of compensation for their services and day-to-day performance. Salary levels are reviewed annually or upon significant changes in role or responsibilities, and for all named executive officers except the Chief Executive Officer, in consultation with the Chief Executive Officer. Salary adjustments are not formulaic but are based on factors such as (a) the skills and responsibilities required, (b) company and individual performance, (c) competitive market conditions and (d) relevant experience.
Since our IPO, we have adjusted the mix of compensation to align more closely with public company practices, balancing dilution for stockholders while emphasizing both short-term results and long-term stock performance. In April 2025, we increased executive base salaries to align more closely to the 50th percentile of the market, with the exception of the CEO whose salary remains below the 25th percentile of peers.

The annualized base salaries of our named executive officers as of December 31, 2025 compared to December 31, 2024 were:

Named Executive Officer	Annual Base Salary as of December 31, 2024 ($)	Annual Base Salary as of December 31, 2025 ($)	Percentage Increase (%)

Dr. Saxonov	650,000	682,500	5.0
Mr. Taich (1)	500,000	510,000	2.0
Dr. Hindson	500,000	525,000	5.0
Mr. Whitaker	500,000	525,000	5.0
(1) Mr. Taich received a prorated salary increase due to his August 2024 hire date.

Annual Incentive Plan
We maintain an AIP to provide employees, including our named executive officers, with incentives reflecting annual corporate performance and individual contributions during a 1-year performance period. The target award opportunity and the weighting between corporate and individual performance reflect the role of each individual participant. For fiscal year 2025, the compensation committee did not make any changes to the annual bonus award target for named executive officers. Below are the target incentive opportunities and performance weightings for our named executive officers:

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Named Executive Officer	Target AIP Opportunity (% of Base Salary) 2024	Target AIP Opportunity (% of Base Salary) 2025	Corporate Performance Weighting (%)	Individual Performance Weighting (%)	Actual 2025 Bonus Payout ($)	% of Target AIP Opportunity Payout in 2025 (%)

Dr. Saxonov	100	100	100	0	634,725	93
Mr. Taich(1)	60	60	50	50	284,580	93
Dr. Hindson	60	60	50	50	292,950	93
Mr. Whitaker	60	60	50	50	292,950	93
(1) Pursuant to the terms of our AIP, Mr. Taich’s AIP payment was prorated based on his hire date.

The AIP for named executive officers consists of two components: a corporate performance factor, which determines the portion of the bonus tied to company performance (explained in detail below), and, for all named executive officers except the Chief Executive Officer, an individual performance factor. The individual performance factor is based on a comprehensive assessment of each named executive officer's performance, conducted by the compensation committee with input from the Chief Executive Officer. The Chief Executive Officer’s AIP is 100% based on corporate performance, while the other named executive officers have 50% tied to corporate performance and 50% tied to individual performance. This structure ensures alignment with company goals while allowing the Chief Executive Officer and compensation committee to consider individual contributions when determining AIP awards.
In 2025, our AIP design consisted of the following metrics and weighting:

Metric	Weighting	Definition

Revenue	50%	Reported revenue
Adjusted Free Cash Flow	30%	Cash flows from operating activities minus capital expenditures, excluding litigation expenses and one-time events such as restructuring and acquisitions, and similar items.
Strategic Business Objectives	20%	Ten key business objectives, including the successful launches of new products in targeted timeframes in 2025. If achieved, each SBO counted as one point on the payout scale.
The compensation committee set our revenue metric with (i) a minimum achievement of $615M, (ii) a target achievement of $640M and (iii) a maximum achievement of $700M. The adjusted free cash flow metric had (i) a minimum achievement of ($8M), (ii) a target achievement of $4M and (iii) a maximum achievement of $29M. The strategic business objectives metric had (i) a minimum achievement of at least three objectives achieved, (ii) a target achievement of at least six objectives achieved and (iii) a maximum achievement of all ten of the objectives. Any metric that is below the minimum achievement would result in no funding for the applicable metric. Achievement of the applicable performance metric at the minimum level would result in 25% funding for the revenue and adjusted free cash flow metrics and 50% for the strategic business objectives, target would result in 100% funding and the maximum would result in 200% funding. In the event that one of our performance metrics were between the levels discussed above, the resulting funding would be determined using linear interpolation between points.
At the end of fiscal year 2025, revenue (adjusted) reached $599M, adjusted free cash flow totaled $110M, and 8.6 out of 10 strategic business objectives (SBOs) were met, resulting in a 93% bonus pool funding for executive officers, as shown in the table below. The compensation committee then evaluated individual performance for each named executive officer, excluding the CEO, based on both qualitative and quantitative factors related to their respective roles. After this assessment, the committee determined that all executive officers would receive the same 93% payout.

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Metric	FYE’25 Result	Metric Result	Weighting	Funding Contribution to Bonus Pool

Revenue (Adjusted)	$599M	0%	50%	0%
Adjusted Free Cash Flow	$110M	200%	30%	60%
Strategic Business Objectives	8.6 out of 10 Achieved	165%	20%	33%
Total				93%
Equity Awards
Equity awards serve two main purposes: (a) providing ongoing incentives tied to stockholder value, as reflected in the company’s stock price and achievement of key financial performance metrics and (b) offering retention incentives through multi-year and performance-based vesting schedules. For our named executive officers, equity incentives constitute the majority of their compensation, aligning their interests with long-term company performance.
We grant annual equity awards under the 2019 Omnibus Incentive Plan, typically in the first quarter of each fiscal year. In March 2025, the equity awards for our named executive officers consisted of RSUs and PSUs. For the Chief Executive Officer, the target value was split between 40% RSUs and 60% PSUs, which reflected an increase in PSU weighting by 10% over the previous year. For the other named executive officers, 75% of the target value was allocated to RSUs, and 25% to PSUs. These awards are designed to drive growth and enhance stockholder value as the stock price increases.
In connection with its annual review of the Company's 2025 executive compensation program, the compensation committee re-evaluated the Company's target pay mix and overall compensation structure compared to our stock price. As part of this review, the compensation committee reduced the target value of annual equity grants and set the terms of its time-based RSU awards under the 2025 executive compensation program to vest over three years rather than four years used in the previous year.
For the 2025 executive compensation program, based on prior shareholder feedback and consistent with prior years, the compensation committee structured the PSU program as follows:

Metric	Weighting	Details	Vesting

3-year Relative TSR	50%	Measurement Period:
3-year performance measurement from 1/1/2025 to 12/31/2027; Use a calendar month averaging period for beginning (December 2024) and ending (December 2027) stock price.

Relative To:
RUSSELL 3000 Medical Equipment and Services Sector Index, using a closed index approach.
			Shares earned at the end of the 3-year performance period, based on achievement against goal. If absolute TSR is negative, only up to target (100%) may be earned.
2-year Revenue CAGR	50%	Measurement Period: Annual Compound Annual Growth Rate (CAGR) over 2 years, with an additional 1 year time-based vesting	2/3rds of shares earned vest quarterly between year 2 and 3 and 1/3rd cliff vests on year 3, based on achievement against goal
Shares earned from the PSU program will depend upon achievement against the applicable performance goal (based on the weighting set forth above once achievement is determined). For the relative TSR metric, there is (i) a minimum achievement of the 25th percentile, (ii) a target achievement of the 55th percentile and (iii) a maximum achievement of the 90th percentile. For the two-year revenue CAGR, there is (i) a minimum achievement of 2.0%, (ii) a target achievement of 4.6% and (iii) a maximum achievement of 12.2%. Any metric that is below the minimum achievement will result in no shares earned for the applicable metric. Achievement of the applicable performance metric at the minimum level will result in 50% earning percentage, target will result in 100% earning

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percentage and the maximum will result in 200% earning percentage. In the event that one of our performance metrics were between the levels discussed above, the resulting funding would be determined using linear interpolation between points.
Both the RSUs and PSUs granted to our executive officers are designed to drive long-term value creation by aligning leadership continuity with the goal of sustained increases in stockholder value. These equity awards incentivize executive officers to contribute to the company’s strategic direction while rewarding their tenure and success over time.
We do not follow a fixed set of criteria for granting equity awards. Instead, our compensation committee uses its judgment, in consultation with the independent compensation consultant and the Chief Executive Officer (excluding his own equity awards), to assess factors such as the executive's role and responsibilities, outstanding equity holdings, vested amounts, target cash compensation, market data, and individual performance. In 2025, the compensation committee considered total compensation, internal alignment, the cash-to-equity mix and the retention value of outstanding awards when making final decisions.
The equity awards granted to our named executive officers in 2025 are detailed below:

Named Executive Officer	Number of Securities Underlying Restricted Stock Unit Award (#)	Number of Securities Underlying Performance Stock Unit Award (#)	Grant Date Fair Value of Aggregate Equity Awards ($)

Dr. Saxonov	171,428	257,142	5,020,269
Mr. Taich	133,928	44,642	1,441,065
Dr. Hindson	120,535	40,178	1,793,155
Mr. Whitaker	176,785	58,928	2,629,967
Performance of Previously Granted Equity Awards
The equity awards granted to our named executive officers in previous years including PSUs with vesting conditions based on the achievement of stock price. As of the end of fiscal year 2025, none of the PSU awards from any of the previous 2022, 2023 or 2024 cycles had been earned.
No Special Retirement, Health or Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other salaried employees. We maintain a tax-qualified retirement plan (“401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 75% of their eligible compensation subject to applicable annual tax limits. All participants’ interests in their deferrals are 100% vested when contributed. In 2025 we maintained a 401(k) match, capped at $2,000 per annum for each employee.
Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Other Personal Benefits
We do not generally provide perquisites or other personal benefits to our named executive officers, except in limited situations where we believe it is appropriate. We generally do not reimburse executive officers for the income taxes associated with these perquisites except for limited business-related perquisites. In circumstances where we have elected to provide perquisites or other personal benefits, and at times have elected to pay the income taxes for these business-related perquisites or other personal benefits, we have done so because we believe they are business expenses. These benefits generally represent a very small portion of an executive officer’s overall compensation and provide a benefit to us and our stockholders. No such perquisites or other personal benefits were provided in fiscal year 2025 to our named executive officers.

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Severance Arrangements
We believe that reasonable and appropriate severance benefits are necessary in order to be competitive in our executive attraction and retention efforts. See the section titled “Potential Payments upon a Change in Control or Termination of Employment” on page 59 for a more detailed description of these benefits.
Change in Control Severance Policy
Effective July 30, 2020, our compensation committee adopted the 10x Genomics, Inc. Change in Control Severance Policy (the "Severance Policy"), which is intended to provide severance pay and other benefits to certain eligible employees including our named executive officers in the event of certain terminations of employment in connection with a “change in control” (as defined in the Severance Policy). The Severance Policy also provides accelerated vesting of certain outstanding stock options and restricted stock units held by eligible employees and other service providers.
The Severance Policy became effective upon its adoption by our compensation committee and will continue in effect until December 31, 2026 and will automatically be extended for one additional year after each successive one-year period thereafter, unless it is terminated or amended by our compensation committee, the plan administrator.
The following individuals are eligible to participate in the Severance Policy:
•An employee who is classified by us as a regular full-time salaried or hourly employee and is primarily employed in the United States.
•An employee who is not a U.S. employee and who holds or is granted stock options or restricted stock units.
•A consultant or advisor (excluding any non-employee director) who holds or is granted stock options or restricted stock units.
The Severance Policy provides certain payments and benefits upon a “qualifying termination,” which is defined as follows: (i) (A) with respect to any participant who is a U.S. employee or non-U.S. employee, a termination of the participant’s employment by us without “cause” or by the participant for “good reason” (as such terms are defined in the Severance Policy) or (B) with respect to any participant who is a consultant or advisor, a termination of the participant’s service with us for any reason other than the expiration of the term of such participant’s consulting or advisory agreement (or other applicable service agreement) with us and (ii) in all cases, such termination occurs during the period starting on the effective date of a change in control and ending on the date that is 24 months after a change in control.
Under the Severance Policy, if a U.S. employee incurs a qualifying termination, then the U.S. employee (including our named executive officers) will be entitled to receive the following severance payments and benefits, subject to such employee’s timely execution, delivery and non-revocation of a separation agreement and release of claims in favor of us and our affiliates and compliance with restrictive covenants set forth in the separation and release agreement (or any other agreement to which such participant is a party with us):
•Continued payment of annual base salary for a period of six months following the employee’s termination date, payable in equal installments in accordance with our normal payroll practices; and
•If the employee timely elects under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) to continue health care coverage under our group health plans, such employee will be required to timely pay the premiums for coverage of such employee and such employee’s eligible dependents, but a portion of such premiums will be paid or reimbursed by us for six months following the employee’s termination date (beginning on the date such premiums begin) such that the employee will continue to pay the same amount of monthly premiums as in effect for an active employee with the same coverage.
In addition, under the Severance Policy, if a participant (including a U.S. employee, non-U.S. employee, or consultant or advisor) remains employed or in service with us through the date on which a change in control occurs, any outstanding stock options or restricted stock units then held by the participant which have time-based vesting terms will be treated as follows:
•If such equity award is assumed, converted or replaced by the surviving corporation or its parent with equity or equity-based awards having an equivalent value and vesting schedule to those applicable to such equity award immediately prior

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to the change in control, such award as so-assumed, converted or replaced, as applicable, will remain eligible to vest and become exercisable in accordance with its terms; provided that, in the event of a participant’s qualifying termination (and subject to the participant’s timely execution, delivery and non-revocation of a separation agreement and release of claims in favor of us and our affiliates and compliance with restrictive covenants set forth in the separation and release agreement (or any other agreement to which such participant is a party with us)), such award will vest and any restrictions thereon will lapse as to 100% of the then-unvested portion of the award (provided that, unless the applicable award agreement provides for different treatment upon a qualifying termination following a change in control, with respect to awards that would otherwise vest upon satisfaction of performance criteria, all applicable performance criteria will be deemed to have been achieved at target levels).
•If such equity award is not so assumed, converted or replaced in connection with the change in control, then immediately on the effective date of the change in control, such equity award will vest and any restrictions thereon will lapse as to 100% of the then-unvested portion of the equity award (unless the applicable award agreement provides for different treatment upon a change in control).
Participants are also eligible for any benefits provided upon termination pursuant to the Amended and Restated 2012 Stock Plan, the 2019 Omnibus Incentive Plan or any award agreement under any such plan. The Severance Policy provides that no U.S. employee is eligible to receive termination payments and benefits under the Severance Policy if they are entitled to any other severance payments or severance benefits under any other severance plan, policy or program we maintain, or pursuant to the terms of any employment or other agreement with us, as may be in effect from time to time.
If our compensation committee determines, in its reasonable good faith and discretion, that a participant has not satisfied the conditions in the Severance Policy relating to the execution of the separation and release agreement or compliance with restrictive covenants, (i) any entitlement of the participant to receive any payments or benefits due under the Severance Policy (other than accrued payments) will be forfeited and (ii) the participant will be obligated to promptly repay us all amounts of payments and benefits the participant previously received.
Clawback Policy
We have adopted a Policy for Recovery of Erroneously Awarded Compensation (the "Clawback Policy") that complies with the SEC and Nasdaq listing standards and provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement. The full text of the Clawback Policy was included as Exhibit 97.1 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026.
In addition, to the Clawback Policy, the 2019 Omnibus Incentive Plan contains clawback provisions that all awards made under the plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy we have adopted or as otherwise required by law. To the extent that an award recipient receives any amount in excess of the amount that such award recipient should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the award recipient will be required to repay any such excess amount to us.
Stock Ownership Policy
In January 2024, the compensation committee adopted a Stock Ownership Policy that applies to all directors and all executive officers as such term is defined under Rule 3b-7 of the Exchange Act. The Stock Ownership Policy requires minimum ownership of five times the annual salary of the Chief Executive Officer, two times the annual salary for all other executive officers of the company, including our named executive officers other than the Chief Executive Officer, and three times the amount of the annual base cash retainer paid to non-employee independent directors. Shares of the Company’s common stock that qualify toward attainment of the minimum holding requirements are (a) issued and outstanding shares of common stock that are not subject to forfeiture or repurchase restrictions, in any case whether (i) held directly by the individual or his or her immediate family members residing in the same household, (ii) held in a grantor trust for the benefit of the individual or his or her immediate family members residing in the same household or (iii) owned by a partnership, limited liability company or other entity to the extent of the individual’s interest therein (or the interest therein of his or her immediate family members residing in the same household), but only if the individual has or shares powers to vote or dispose of the shares and (b) shares of restricted common stock and shares of common stock subject to outstanding

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restricted stock unit awards, in each case that vest solely based on the passage of time which shall equal the net settled shares in respect of such respective awards. Shares of common stock that count toward satisfaction of the minimum ownership requirement shall not include (x) shares of common stock subject to outstanding and unexercised stock options or warrants, whether vested or unvested and whether exercisable or unexercisable; (y) performance-based vesting restricted common stock and restricted stock unit awards or other performance-based incentive awards to the extent applicable performance goals have not been achieved; and (z) all other forms of derivative securities. The timeframe to attain the threshold requirements is January 25, 2029 or, if later, the fifth anniversary of his or her appointment as an executive officer. As of the date of this Proxy Statement, each of our directors and executive officers satisfies or is making timely progress toward the minimum threshold requirements set forth in the Stock Ownership Policy.
Equity Award Timing Policies and Practices
While we have not granted any stock options to named executive officers since 2023, generally, grants of equity awards in the form of RSUs and PSUs are made to our executive officers, including our named executive officers, based upon a predetermined schedule each year as a part of the annual compensation process described in the “Equity Awards” section above. If annual long-term incentive compensation is determined to be appropriate, our board, the compensation committee or applicable designee approves any annual grants of equity awards, which can include stock options, for continuing employees generally in the first fiscal quarter commensurate with the prescheduled board and committee meetings. The grant dates of equity awards are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120 (“SAB 120”), prior to the release of MNPI such as on Forms 8-K, 10-Q or 10-K. Grants of equity awards may occur at other times during the year due to business needs, such as for a newly hired employees or officers or newly appointed board members, though our current compensation program does not include stock options. The board, compensation committee or applicable designee does not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. If granted, exercise prices of stock options are based on the most recent closing price of the underlying common stock on the grant date, subject to the applicable rules for non-qualified stock options and incentive stock options under the 2019 Plan. Vesting dates for equity awards typically follow a standard cadence and are not timed to anticipate the release of MNPI.
There were no grants of options to our named executive officers within four business days before or one business day after the release of MNPI on Forms 8-K, 10-Q or 10-K in 2025. As such, no table of such option grants is presented under Item 402(x) of Regulation S-K.
Tax and Accounting Considerations
While our board of directors and our compensation committee generally consider the financial, accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our named executive officers historically. In addition, our board of directors and our compensation committee have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) of the Code denies a publicly‑traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non‑deductible allows us to provide compensation tailored to the needs of the company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation‑Stock Compensation, or ASC Topic 718, for our stock‑based compensation awards.
ASC Topic 718 requires companies to measure the compensation expense for all share‑based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.
Other provisions of the Internal Revenue Code can also affect compensation decisions for our named executive officers. Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The board of directors and the compensation committee will take into account the implications of Section 409A in determining the form and

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timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. The board of directors and the compensation committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

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Summary Compensation Table
The following Summary Compensation Table summarizes the total compensation of our named executive officers for all services rendered to the company in all capacities for the fiscal years ending December 31, 2025, 2024 and 2023, except we do not show 2023 compensation for Mr. Taich as he was not a named executive officer for the fiscal year ending December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)

Serge Saxonov Chief Executive Officer	2025	674,250	—	5,020,269	—	634,725	—	6,329,244
	2024	625,312	—	6,979,037	—	325,000	—	7,929,349
	2023	544,688	—	4,961,928	2,399,071	380,363	—	8,286,049
Adam S. Taich Chief Financial Officer	2025	507,461	—	1,441,065	—	284,580	—	2,233,107
	2024	192,308	—	3,045,730	—	58,197	—	3,296,235
Benjamin J. Hindson President and Chief Scientific Officer	2025	518,654	—	1,793,155	—	292,950	—	2,604,759
	2024	485,250	—	3,634,816	—	150,000	—	4,270,066
	2023	435,750	—	2,607,754	1,199,552	182,574	—	4,425,630
Eric S. Whitaker Former Chief Legal Officer(4)	2025	518,654	—	2,629,967	—	292,950	—	3,441,571
	2024	484,725	—	6,360,897	—	150,000	—	6,995,622
	2023	433,675	—	2,235,230	1,028,192	181,705	—	3,878,802
(1)The amounts shown represent the base salaries earned by our NEOs in fiscal years 2023, 2024 and 2025, other than in the case of Mr. Taich, who joined the company effective August 12, 2024. The base salaries of our NEOs were increased as described above effective April 1, 2025.
(2)The amounts shown for 2025 represent the grant date fair value of (a) the RSU awards granted to our NEOs in fiscal year 2025 and (b) the performance RSU ("PSU") awards granted to our NEOs in fiscal year 2025, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of valuation assumptions used to determine the grant date fair value of the equity awards granted to our NEOs in fiscal year 2025, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. For purposes of our PSUs, which vest based on the attainment of certain relative total stockholder return metrics and two-year revenue CAGR (as described in the section above entitled "Compensation Elements—Equity Awards"), the grant date fair value included is based on the probable achievement of such metrics and the grant date fair value based on target achievement of such metrics is $3,175,704 for Dr. Saxonov, $551,329 for Mr. Taich, $496,198 for Dr. Hindson and $727,761 for Mr. Whitaker.
(3)The 2025 amounts shown for our NEOs represent the annual bonuses earned based on the company's performance and their individual performance in 2025. As described above, 50% of each of Dr. Hindson and Messrs. Taich and Whitaker’s 2025 target bonus opportunities were tied to individual performance and the remaining 50% of the opportunities were tied to corporate performance. In 2025, Dr. Saxonov’s bonus payout did not include an individual performance factor and was tied solely to corporate performance.
(4)Mr. Whitaker retired from the position of Chief Legal Officer and assumed the position of Strategic Counsel, effective January 1, 2026.

10X GENOMICS, INC.	51	2026 PROXY STATEMENT

Grants of Plan-Based Awards
The following table summarizes the awards granted to each of the named executive officers during the fiscal year ended December 31, 2025:

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Serge Saxonov	—	221,813	682,500	1,365,000	—	—	—	—	—
	3/17/2025	—	—	—	—	—	—	171,428	1,844,565
	3/17/2025(5)	—	—	—	32,142	128,571	224,999	—	1,383,424
	3/17/2025(6)	—	—	—	64,285	128,571	257,142	—	1,792,280
Adam S. Taich	—	99,450	306,000	612,000	—	—	—	—	—
	3/17/2025	—	—	—	—	—	—	133,928	1,441,065
	3/17/2025(5)	—	—	—	5,580	22,321	39,061	—	240,174
	3/17/2025(6)	—	—	—	11,160	22,321	44,642	—	311,155
Benjamin J. Hindson	—	102,375	315,000	630,000	—	—	—	—	—
	3/17/2025	—	—	—	—	—	—	120,535	1,296,957
	3/17/2025(5)	—	—	—	5,022	20,089	35,155	—	216,158
	3/17/2025(6)	—	—	—	10,044	20,089	40,178	—	280,041
Eric S. Whitaker	—	102,375	315,000	630,000	—	—	—	—	—
	3/17/2025	—	—	—	—	—	—	176,785	1,902,207
	3/17/2025(5)	—	—	—	7,366	29,464	51,562	—	317,033
	3/17/2025(6)	—	—	—	14,732	29,464	58,928	—	410,728
(1)The vesting schedule applicable to each equity award is set forth in the “—Outstanding Equity Awards as of December 31, 2025” table below.
(2)Amounts represent the threshold, target and maximum amounts potentially payable under our 2025 Annual Incentive Plan, as described in "Compensation Discussion and Analysis—Annual Incentive Plan" above.
(3)Amounts represent the threshold, target and maximum number of shares that may be earned under the PSUs granted in 2025, as described in "Compensation Discussion and Analysis—Equity Awards" above.
(4)The amounts shown represent the grant date fair value of the equity awards granted to our NEOs in fiscal year 2025, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For purposes of our PSUs, which vest based on the attainment of certain relative total stockholder return metrics and two-year revenue CAGR (as further described above), the grant date fair value included is based on the probable achievement of such metrics. For a discussion of valuation assumptions used to determine the grant date fair value of the equity awards granted to our NEOs in fiscal year 2025, see Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. There can be no assurance that the RSUs or PSUs will vest in full or at all (in which case no value with respect to such options or RSUs or PSUs will be realized by the individual) or that the value upon vesting, as applicable, will approximate the fair value as computed in accordance with FASB ASC Topic 718.
(5)The information presented in this line relates to PSUs with performance conditions based on the company’s compound annual growth rate (CAGR) of the company’s revenue over a two-year performance period from January 1, 2025 to December 31, 2026.
(6)The information presented in this line relates to PSUs with performance conditions based on the total shareholder return (TSR) of the company’s common stock as compared to the TSR of the members of the Russell 3000 Medical Equipment and Services Sector Index over a three-year performance period from January 1, 2025 to December 31, 2027.

10X GENOMICS, INC.	52	2026 PROXY STATEMENT

Outstanding Equity Awards as of December 31, 2025
The following table lists the outstanding equity awards held by our NEOs as of December 31, 2025.

			Stock option awards(1)						Stock awards(2)
Name	Grant date		Numbers of securities underlying unexercised stock options exercisable (#)(3)	Numbers of securities underlying unexercised stock option unexercisable (#)(4)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Stock option exercise price ($)		Stock option expiration date	Number of shares or units of stocks that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)	Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(5)

Serge Saxonov	10/18/2017	(6)	17,463	—	—	1.20		10/18/2027	—	—	—	—
	10/18/2017	(7)	112,500	—	—	1.20		10/18/2027	—	—	—	—
	10/18/2017	(8)	93,637	—	—	1.20		10/18/2027	—	—	—	—
	11/2/2018	(9)	32,478	—	—	5.04		11/2/2028	—	—	—	—
	5/10/2019	(10)	42,521	—	—	11.48		5/10/2029	—	—	—	—
	4/21/2020	(11)	235,733	—	—	74.58		4/21/2030	—	—	—	—
	3/19/2021	(12)	61,428	—	—	177.76		3/19/2031	—	—	—	—
	3/22/2022	(13)	134,591	12,236	—	69.56		3/22/2032	—	—	—	—
	3/22/2022	(14)	—	—	—	—		—	3,671	59,874	—	—
	9/14/2022	(15)	—	—	142,075	33.67		9/14/2032	—	—	—	—
	9/14/2022	(16)	—	—	—	—		—	—	—	213,112	3,475,857
	3/21/2023	(17)	48,515	24,258	—	50.10		3/21/2033	—	—	—	—
	3/21/2023	(18)	—	—	—	—		—	11,371	185,461	—	—
	3/21/2023	(19)	—	—	—	—		—	—	—	72,773	1,186,928
	3/21/2024	(20)	—	—	—	—		—	49,981	815,190	—	—
	3/21/2024	(21)	—	—	—	—		—	—	—	44,427	724,604
	3/17/2025	(22)	—	—	—	—		—	128,571	2,096,993	—	—
	3/17/2025	(23)	—	—	—	—		—	—	—	128,571	2,096,993
	3/17/2025	(24)	—	—	—	—		—	—	—	128,571	2,096,993
Adam S. Taich	10/23/2024	(25)	—	—	—	—	—	—	138,672	2,261,740	—	—
	3/17/2025	(26)	—	—	—	—		—	100,446	1,638,274	—	—
	3/17/2025	(27)	—	—	—	—		—	—	—	22,321	364,056
	3/17/2025	(28)	—	—	—	—		—	—	—	22,321	364,056

10X GENOMICS, INC.	53	2026 PROXY STATEMENT

			Stock option awards(1)					Stock awards(2)
Name	Grant date		Numbers of securities underlying unexercised stock options exercisable (#)(3)	Numbers of securities underlying unexercised stock option unexercisable (#)(4)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Stock option exercise price ($)	Stock option expiration date	Number of shares or units of stocks that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)	Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(5)
Benjamin J. Hindson	5/10/2019	(29)	14,978	—	—	11.48	5/10/2029	—	—	—	—
	4/21/2020	(30)	93,630	—	—	74.58	4/21/2030	—	—	—	—
	3/19/2021	(31)	27,922	—	—	177.76	3/19/2031	—	—	—	—
	3/22/2022	(32)	65,256	5,933	—	69.56	3/22/2032	—	—	—	—
	3/22/2022	(33)	—	—	—	—	—	1,780	29,032	—	—
	9/14/2022	(34)	54,969	12,686	—	33.67	9/14/2032	—	—	—	—
	9/14/2022	(35)	—	—	—	—	—	—	—	67,655	1,103,453
	3/21/2023	(36)	24,258	12,129	—	50.10	3/21/2033	—	—	—	—
	3/21/2023	(37)	—	—	—	—	—	11,371	185,461	—	—
	3/21/2023	(38)	—	—	—	—	—	—	—	18,194	296,744
	3/21/2024	(39)	—	—	—	—	—	39,985	652,155	—	—
	3/21/2024	(40)	—	—	—	—	—	—	—	11,847	193,225
	3/17/2025	(41)	—	—	—	—	—	90,402	1,474,457	—	—
	3/17/2025	(42)	—	—	—	—	—	—	—	20,089	327,652
	3/17/2025	(43)	—	—	—	—	—	—	—	20,089	327,652
Eric S. Whitaker	7/28/2017	(44)	201	—	—	1.20	7/28/2027	—	—	—	—
	11/2/2018	(45)	13,549	—	—	5.04	11/2/2028	—	—	—	—
	5/10/2019	(46)	38,958	—	—	11.48	5/10/2029	—	—	—	—
	4/21/2020	(47)	123,624	—	—	74.58	4/21/2030	—	—	—	—
	3/19/2021	(48)	27,922	—	—	177.76	3/19/2031	—	—	—	—
	3/22/2022	(49)	97,884	8,900	—	69.56	3/22/2032	—	—	—	—
	3/22/2022	(50)	—	—	—	—	—	2,670	43,548	—	—
	9/14/2022	(51)	49,472	11,417	—	33.67	9/14/2032	—	—	—	—
	9/14/2022	(52)	—	—	—	—	—	5,709	93,114	—	—
	9/14/2022	(53)	—	—	—	—	—	—	—	60,889	993,100
	3/21/2023	(54)	20,792	10,397	—	50.10	3/21/2033	—	—	—	—
	3/21/2023	(55)	—	—	—	—	—	9,747	158,974	—	—
	3/21/2023	(56)	—	—	—	—	—	—	—	15,595	254,354
	3/21/2024	(57)	—	—	—	—	—	69,973	1,141,260	—	—
	3/21/2024	(58)	—	—	—	—	—	—	—	20,732	338,139
	3/17/2025	(59)	—	—	—	—	—	132,589	2,162,527	—	—
	3/17/2025	(60)	—	—	—	—	—	—	—	29,464	480,558
	3/17/2025	(61)	—	—	—	—	—	—	—	29,464	480,558
(1)The stock options are eligible to receive accelerated vesting, such that 100% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change in control (as defined in the Severance Policy) if the NEO incurs a qualified termination (as defined in the Severance Policy).
(2)The RSU and PSU awards are eligible to receive accelerated vesting such that all, a portion or a multiple of the then-unvested portion of the RSUs or PSUs will vest immediately prior to a change in control (as defined in the Severance Policy) if the NEO incurs a qualified termination (as defined in the Severance Policy) and meets all other conditions of the Severance Policy or applicable award agreement.
(3)The amounts shown represent stock options to purchase shares of our Class A common stock that have vested.

10X GENOMICS, INC.	54	2026 PROXY STATEMENT

(4)The amounts shown represent stock options to purchase shares of our Class A common stock that have not yet vested.
(5)The amounts shown are based on $16.31 per share, the market value per share of our Class A common stock on the Nasdaq Global Select Market on December 31, 2025.
(6)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(7)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(8)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(9)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(10)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(11)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(12)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(13)1/48th of the stock option vested on the one month anniversary of April 1, 2022, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(14)1/16th of the award vested on the three month anniversary of February 21, 2022, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Saxonov's continued service through each applicable vesting date.
(15)This performance stock option award consists of three separate tranches and the vesting of each tranche is subject to our Class A common stock average closing trading price per share being maintained at or exceeding $60, $80 and $105, respectively, over each of the immediately trailing 20 trading days, subject to Dr. Saxonov's continued service through each applicable vesting date.
(16)This PSU award consists of three separate tranches and the vesting of each tranche is subject to our Class A common stock average closing trading price per share being maintained at or exceeding $60, $80 and $105, respectively, over each of the immediately trailing 20 trading days, subject to Dr. Saxonov's continued service through each applicable vesting date.
(17)1/48th of the stock option vested on the one month anniversary of April 1, 2023, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Saxonov’s continued service through each applicable vesting date.
(18)1/16th of the award vested on the three month anniversary of February 21, 2023, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Saxonov's continued service through each applicable vesting date.
(19)This PSU award consists of three separate tranches and the vesting of each tranche is subject to our Class A common stock trading at or exceeding the volume-weighted average price per share of $72.14, $96.19 and $120.20, respectively, over each of the immediately trailing 20 trading days, subject to Dr. Saxonov's continued service through each applicable vesting date.
(20)1/16th of the award vested on the three month anniversary of February 21, 2024, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Saxonov's continued service through each applicable vesting date.
(21)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Dr. Saxonov’s continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(22)1/12th of the award vested on the three month anniversary of February 21, 2025, and 1/12th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Saxonov's continued service through each applicable vesting date.
(23)The number of CAGR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of two-year revenue CAGR through the applicable three-year performance period, subject to Dr. Saxonov's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(24)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Dr. Saxonov's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(25)1/16th of the award shall vest on the one year anniversary of August 21, 2024, and 1/16th of the award shall vest in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Taich's continued service through each applicable vesting date.
(26)1/12th of the award vested on the three month anniversary of February 21, 2025, and 1/12th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Taich's continued service through each applicable vesting date.

10X GENOMICS, INC.	55	2026 PROXY STATEMENT

(27)The number of CAGR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of two-year revenue CAGR through the applicable three-year performance period, subject to Mr. Taich's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(28)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Mr. Taich's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(29)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(30)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(31)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(32)1/48th of the stock option vested on the one month anniversary of April 1, 2022, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson's continued service through each applicable vesting date.
(33)1/16th of the award vested on the three month anniversary of February 21, 2022, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Hindson's continued service through each applicable vesting date.
(34)1/48th of the stock option vested on the one month anniversary of September 14, 2022, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson's continued service through each applicable vesting date.
(35)This PSU award consists of three separate tranches and the vesting of each tranche is subject to the Class A common stock average closing trading price per share being maintained at or exceeding $60, $80 and $105, respectively, over each of the immediately trailing 20 trading days, subject to Dr. Hindson's continued service through each applicable vesting date.
(36)1/48th of the stock option vested on the one month anniversary of April 1, 2023, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Dr. Hindson’s continued service through each applicable vesting date.
(37)1/16th of the award vested on the three month anniversary of February 21, 2023, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Hindson's continued service through each applicable vesting date.
(38)This PSU award consists of three separate tranches and the vesting of each tranche is subject to our Class A common stock trading at or exceeding the volume-weighted average price per share of $72.14, $96.19 and $120.20, respectively, over each of the immediately trailing 20 trading days, subject to Dr. Hindson's continued service through each applicable vesting date.
(39)1/16th of the award vested on the three month anniversary of February 21, 2024, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Hindson's continued service through each applicable vesting date.
(40)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Dr. Hindson’s continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(41)1/12th of the award vested on the three month anniversary of February 21, 2025, and 1/12th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Dr. Hindson's continued service through each applicable vesting date.
(42)The number of CAGR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of two-year revenue CAGR through the applicable three-year performance period, subject to Dr. Hindson's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(43)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Dr. Hindson's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(44)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(45)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(46)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(47)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.
(48)All shares subject to the stock option grant were vested and exercisable as of December 31, 2025.

10X GENOMICS, INC.	56	2026 PROXY STATEMENT

(49)1/48th of the stock option vested on the one month anniversary of April 1, 2022, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker's continued service through each applicable vesting date.
(50)1/16th of the award vested on the three month anniversary of February 21, 2022, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Whitaker's continued service through each applicable vesting date.
(51)1/48th of the stock option vested on the one month anniversary of September 14, 2022, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker's continued service through each applicable vesting date.
(52)1/16th of the award vested on the three month anniversary of August 21, 2022, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Whitaker's continued service through each applicable vesting date.
(53)This PSU award consists of three separate tranches and the vesting of each tranche is subject to the Class A common stock average closing trading price per share being maintained at or exceeding $60, $80 and $105, respectively, over each of the immediately trailing 20 trading days, subject to Mr. Whitaker's continued service through each applicable vesting date.
(54)1/48th of the stock option vested on the one month anniversary of April 1, 2023, and 1/48th of the stock option vested, and continues to vest, in equal monthly installments on the same day of each month thereafter, subject to Mr. Whitaker’s continued service through each applicable vesting date.
(55)1/16th of the award vested on the three month anniversary of February 21, 2023, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Whitaker's continued service through each applicable vesting date.
(56)This PSU award consists of three separate tranches and the vesting of each tranche is subject to our Class A common stock trading at or exceeding the volume-weighted average price per share of $72.14, $96.19 and $120.20, respectively, over each of the immediately trailing 20 trading days, subject to Mr. Whitaker's continued service through each applicable vesting date.
(57)1/16th of the award vested on the three month anniversary of February 21, 2024, and 1/16th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Whitaker's continued service through each applicable vesting date.
(58)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Mr. Whitaker’s continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(59)1/12th of the award vested on the three month anniversary of February 21, 2025, and 1/12th of the award vested, and continues to vest, in equal quarterly installments on February 21, May 21, August 21 and November 21 each year, subject to Mr. Whitaker's continued service through each applicable vesting date.
(60)The number of CAGR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of two-year revenue CAGR through the applicable three-year performance period, subject to Mr. Whitaker's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."
(61)The number of relative TSR-based PSUs included in the table assumes achievement of market-based goals at the target level. These PSUs vest based on achievement of relative TSR through the applicable three-year performance period, subject to Mr. Whitaker's continued service through the applicable vesting date as described above in the Compensation Discussion and Analysis section above under the heading Compensation Elements – Equity Awards."

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Option Exercises and Stock Vested
The following table provides information concerning the exercise of stock options and vesting of RSU awards held by our named executive officers in 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Serge Saxonov	50,000	466,000	90,386	1,167,257
Adam S. Taich	—	—	96,514	1,335,528
Benjamin J. Hindson	—	—	73,275	944,529
Eric S. Whitaker	—	—	102,080	1,317,617
(1)Value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options and does not necessarily reflect actual proceeds received.
(2)Value realized on vesting is equal to the market price of the underlying shares at vesting and does not necessarily reflect actual proceeds received.
Pension Benefits and Nonqualified Deferred Compensation
Our named executive officers do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the fiscal year 2025.
Employment Arrangements with Named Executive Officers
This section contains a description of the material terms of the employment arrangements with our named executive officers. Our executive officers, other than Drs. Saxonov and Hindson, signed offer letters with us, which provide for at-will employment and set forth other terms of employment, including the initial base salary, target incentive opportunity and the terms of the initial equity grant. In addition, each of our named executive officers executed standard form agreements pertaining to at-will employment, confidential information, invention assignment and mutual arbitration.
Dr. Saxonov
Dr. Saxonov co-founded our company in 2012 and has not been party to an offer letter with us since our inception. In fiscal year 2025, Dr. Saxonov was entitled to an annual base salary of $650,000 which was increased to $682,500 annualized effective April 1, 2025, and he was eligible to earn an annual target bonus equal to 100% of his eligible base salary. Additionally, Dr. Saxonov is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.
Mr. Taich
Mr. Taich signed an offer letter with us on August 7, 2024, under which he is entitled to an annual base salary of $500,000 which was increased to $510,000 annualized effective April 1, 2025, and he was eligible to earn an annual target bonus equal to 60% of his eligible base salary. In addition, Mr. Taich is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.

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Dr. Hindson
Dr. Hindson co-founded our company in 2012 and has not been party to an offer letter with us since our inception. In fiscal year 2025, Dr. Hindson was entitled to an annual base salary of $500,000, which was increased to $525,000 annualized effective April 1, 2025, and he was eligible to earn an annual target bonus equal to 60% of his eligible base salary. Additionally, Dr. Hindson is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.
Mr. Whitaker
Mr. Whitaker signed an offer letter with us on June 12, 2017, under which he was entitled to an annual base salary of $300,000. In fiscal year 2025, Mr. Whitaker was entitled to an annual base salary of $500,000, which was increased to $525,000 annualized effective April 1, 2025, and he was eligible to earn an annual target bonus equal to 60% of his eligible base salary. In addition, Mr. Whitaker is eligible to participate in employee benefit plans that are generally available to other senior executives of our company located in the United States.
Potential Payments Upon a Change of Control or Termination of Employment
Effective July 30, 2020, our compensation committee adopted the Severance Policy, which covers our NEOs with double trigger change of control severance benefits. As described in “Severance Arrangements—Change in Control Severance Policy,” our NEOs are eligible to receive certain severance payments and benefits under the Severance Policy upon a termination of employment by the company without cause or by the NEO for good reason within 24 months following a change in control. In the event of such a termination, each NEO is entitled to severance equal to six months of base salary, reimbursement for a portion of COBRA premiums for six months and accelerated vesting of any outstanding stock option or restricted stock unit awards. No NEO is entitled to receive any payments or benefits upon a change in control alone (without an accompanying qualifying termination).
Additionally, the stock options and RSUs granted to our NEOs are eligible to receive accelerated vesting (except performance stock options and PSUs), such that 100% of the then-unvested portion of the stock options will vest and become exercisable immediately prior to a change in control (as defined in the Severance Policy) if the NEO incurs a qualified termination (as defined in the Severance Policy). We have no provision for severance in place in the event of a termination of employment outside of a change of control for any of our NEOs.
Termination Without Cause Or For Good Reason Upon a Change in Control

	Payment Type
Name	Cash Severance(1) ($)	Benefit Continuation(2) ($)	Equity Awards(3) ($)	Total ($)

Serge Saxonov	337,125	12,251	12,738,893	13,088,269
Adam S. Taich	253,731	12,251	4,628,126	4,894,108
Benjamin J. Hindson	259,327	12,251	4,693,284	4,964,862
Eric S. Whitaker	259,327	12,251	6,146,130	6,417,708
(1)Amount represents 6 months of salary based on each NEO's respective salary in effect December 31, 2025.
(2)Amount represents 6 monthly payments equal to the COBRA premiums minus the employee share of the healthcare premiums for COBRA-eligible benefits, for employee and any eligible dependents, and at such premium rates that were in effect on December 31, 2025.
(3)Amount represents the aggregate value of unvested stock options (including Dr. Saxonov's performance stock option) and RSUs (including PSUs) as of December 31, 2025 that would be accelerated, assuming a price per share equal to $16.31, the closing price of our Class A Common Stock on the Nasdaq Global Select Market on December 31, 2025, (for stock options) less any exercise price, and assuming full achievement of the performance conditions of the market-based PSUs and that the other PSUs granted to Drs. Saxonov and Hindson and Messrs. Taich and Whitaker were earned and vested at target levels.

Compensation Risk Assessment
The compensation committee annually reviews the risks that may arise from our compensation programs. In 2025, our compensation committee reviewed the design of each of our compensation programs in order to determine whether any of our programs create or

10X GENOMICS, INC.	59	2026 PROXY STATEMENT

encourage excessive or inappropriate risk-taking. Based on their review, the compensation committee concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.
Prohibition on Hedging, Pledging and Short Sales
Pursuant to our Insider Trading Policy, all company personnel, including our directors, officers, employees and agents (such as independent contractors and consultants), are prohibited from engaging in hedging and transactions in derivatives of our securities, except for a few limited exceptions. These limited exceptions include the entry into a transaction involving an exchange fund if such transaction is precleared in accordance with our Insider Trading Policy and the exercise of stock options issued under our benefit plans or other compensatory arrangements in accordance with such plans or arrangements. Furthermore, our Insider Trading Policy prohibits (a) pledging of company securities as collateral by company personnel without first obtaining preclearance from one of our compliance officers and (b) holding company securities in margin accounts and short sales of company securities, without exception. The foregoing restrictions are designed, among other things, to prohibit our directors, executive officers and other insiders from insulating themselves from the effects of poor stock price performance.
As part of the administration of our Insider Trading Policy, we have procedures in place that are reasonably designed to prevent prohibited transactions from being initiated by our directors, officers and employees.
Chief Executive Officer Pay Ratio
The 2025 annual total compensation of our Chief Executive Officer was $6,329,244, while the 2025 annual total compensation of our median compensated employee was $196,532. Based on the foregoing, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 32 to 1.
Because our 2024 median employee no longer worked for the Company at the end of 2025, we have identified a new median employee for purposes of calculating and disclosing our 2025 pay ratio and we identified the new median employee by using the same methodology we used to identify our previous median employees. For the pay ratio analysis of our employee population conducted in 2025, we determined our median compensated employee in 2025 by using base salaries, bonuses, commissions and the grant date fair value of equity awards granted to employees in 2025 as our consistently applied compensation measure. Compensation paid in foreign currencies was converted to U.S. dollars using the average exchange rate on December 31, 2025. In addition, we annualized base salaries for permanent full-time and part-time employees that did not work the full year. We made no other assumptions, cost-of-living adjustments or other estimates.
After identifying the median compensated employee, we calculated the employee’s 2025 annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, which is the same methodology we used to calculate our Chief Executive Officer’s annual total compensation in the table above entitled “Summary Compensation Table.”
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio reported above may not be comparable to the pay ratio reported by other companies as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay-Versus-Performance
Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Stock Price⁵
					TSR ($)	Peer Group TSR ($)

2025	6,329,244	6,788,069	2,759,812	3,670,771	11.52	124.75	(43.5)	16.31
2024	7,929,349	(21,169,246)	4,399,950	(4,682,313)	10.14	93.49	(182.6)	14.36
2023	8,286,049	17,348,412	3,397,530	7,387,885	39.52	94.03	(255.1)	55.96
2022	18,805,294	(14,310,774)	9,376,988	(3,497,039)	25.73	89.90	(166.0)	36.44
2021	11,700,985	20,812,842	4,979,234	9,325,452	105.20	100.02	(58.2)	148.96
(1)Serge Saxonov was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Justin J. McAnear	Justin J. McAnear	Justin J. McAnear	Adam S. Taich	Adam S. Taich
Benjamin J. Hindson	Benjamin J. Hindson	Benjamin J. Hindson	Benjamin J. Hindson	Benjamin J. Hindson
Eric S. Whitaker	Eric S. Whitaker	Eric S. Whitaker	Eric S. Whitaker	Eric S. Whitaker
Bradford J. Crutchfield	James Wilbur	James Wilbur	Justin J. McAnear
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s Non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

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(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Serge Saxonov ($)	Exclusion of Stock Awards and Option Awards for Serge Saxonov ($)	Inclusion of Equity Values for Serge Saxonov ($)	Compensation Actually Paid to Serge Saxonov ($)

2025	6,329,244	(5,020,269)	5,479,094	6,788,069

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	2,759,812	(1,954,729)	2,865,688	3,670,771
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Serge Saxonov ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Serge Saxonov ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Serge Saxonov ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Serge Saxonov ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Serge Saxonov ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Serge Saxonov ($)	Total - Inclusion of Equity Values for Serge Saxonov ($)

2025	5,290,273	(212,419)	568,003	(166,763)	—	—	5,479,094

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	2,353,457	147,538	476,288	(111,595)	—	—	2,865,688
(4)The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Composite Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq Biotechnology Composite Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined stock price to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. The amounts in the column represent the closing price on the last trading day of the listed year.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and Cumulative TSR Comparison
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and the Company’s cumulative TSR over the five most recently completed fiscal years. The chart also compares the Company’s TSR to that of the Nasdaq Biotechnology Composite Index over the same period.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and our Net Income during the five most recently completed fiscal years.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Stock Price
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Stock Price during the five most recently completed fiscal years.

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Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. We used stock price hurdles as the vesting condition for performance-based equity awards in 2022 and 2023, relative TSR as the vesting condition for performance-based equity awards in 2024 and 2025, and funding of our 2024 and 2025 Annual Incentive Plan was based on annual revenue achievement. The measures in this table are not ranked.

Stock Price
Relative TSR
Revenue

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Stock Ownership
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our current executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 118,909,262 shares of our Class A common stock and 10,078,872 shares of our Class B common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026 and restricted stock units vesting within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock units for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to ten votes for each share held.
Unless otherwise indicated, the address for each listed stockholder is: c/o 10x Genomics, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

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	Shares Beneficially Owned
	Class A common stock		Class B common stock		% of Total Voting Power**
Name and address of beneficial owner	Number	Percent	Number	Percent

Named Executive Officers and Directors:
Serge Saxonov(1)	1,915,441	1.6%	3,031,865	30.1%	14.3%
Adam S. Taich(2)	105,714	*	—	—	*
Benjamin J. Hindson(3)	414,607	*	3,000,000	29.8%	13.7%
John R. Stuelpnagel(4)	385,563	*	2,105,736	20.9%	9.8%
Sri Kosaraju(5)	159,572	*	—	—	*
Alan Mateo(6)	68,009	*	—	—	*
Kimberly J. Popovits(7)	54,902	*	—	—	*
Shehnaaz Suliman(8)	144,572	*	—	—	*
Sarah Teichmann(9)	17,279	*	—	—	*
All executive officers and directors as a group (9 persons)(10)	3,265,659	2.7%	8,137,601	80.8%	37.9%
5% Stockholders:
Fidelity and affiliated entities(11)	17,650,789	14.8%	892,772	8.9%	12.1%
ARK Investment Management LLC(12)	11,887,396	10.0%	—	—	5.4%
BlackRock, Inc.(13)	8,496,636	7.1%	—	—	3.9%
* Less than 1%.
**    Percentage of total voting power represents voting power with respect to all outstanding shares of Class A common stock (which does not include vested but unexercised stock options or unvested equity awards) and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1)Consists of (a) 846,568 shares of Class A common stock held directly by Dr. Saxonov, (b) 213,250 shares of Class A common stock held by Y/S Descendants Trust of which Dr. Saxonov serves as trustee, (c) 71,644 shares of Class A common stock held by Y/S Pot Trust of which Dr. Saxonov serves as trustee, (d) 27 shares of Class A common stock held by Andromeda Trust of which Dr. Saxonov serves as trustee, (e) 748,682 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, (f) 35,270 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026, (g) 1,100,927 shares of Class B common stock held directly by Dr. Saxonov, (h) 250,000 shares of Class B common stock held by Polaris 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (i) 250,000 shares of Class B common stock held by Antares 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (j) 250,000 shares of Class B common stock held by Arcturus 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (k) 250,000 shares of Class B common stock held by FLY 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (l) 250,000 shares of Class B common stock held by LY 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (m) 250,000 shares of Class B common stock held by MS 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee, (n) 250,000 shares of Class B common stock held by NS 2018 Irrevocable Trust of which Dr. Saxonov serves as trustee and (o) 180,938 shares of Class B common stock held by Sirius Trust of which Dr. Saxonov serves as trustee.
(2)Consists of (a) 73,066 shares of Class A common stock held directly by Mr. Taich and (b) 32,648 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026.

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(3)Consists of (a) 90,547 shares of Class A common stock held directly by Dr. Hindson, (b) 297,784 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, (c) 26,276 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026, (d) 2,733,000 shares of Class B common stock held by the Hindson Family Revocable Trust of which Dr. Hindson serves as trustee, (e) 133,500 shares of Class B common stock held by the Hindson Descendants Irrevocable Trust FBO BLH of which Dr. Hindson serves as trustee and (f) 133,500 shares of Class B common stock held by the Hindson Descendants Irrevocable Trust FBO BAH of which Dr. Hindson serves as trustee.
(4)Consists of (a) 365,767 shares of Class A common stock held directly by Dr. Stuelpnagel, (b) 15,956 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026, (c) 3,840 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026 and (d) 2,105,736 shares of Class B common stock held by the John R. Stuelpnagel Trust of which Dr. Stuelpnagel serves as trustee.
(5)Consists of (a) 52,609 shares of Class A common stock held directly by Mr. Kosaraju, (b) 3,000 shares of Class A common stock held by the Kosaraju Family Trust of which Mr. Kosaraju serves as trustee, (c) 100,123 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026 and (d) 3,840 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026.
(6)Consists of (a) 62,362 shares of Class A common stock held directly by Mr. Mateo and (b) 5,647 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026.
(7)Consists of (a) 24,776 shares of Class A common stock held directly by Ms. Popovits, (b) 26,286 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026 and (c) 3,840 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026.
(8)Consists of (a) 24,776 shares of Class A common stock held directly by Dr. Suliman, (b) 115,956 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026 and (c) 3,840 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026.
(9)Consists of (a) 11,855 shares of Class A common stock held directly by Dr. Teichmann and (b) 5,424 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026.
(10)Consists of (a) 1,840,247 shares of Class A common stock beneficially owned by our executive officers and current directors, (b) 1,304,787 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2026 by our executive officers and current directors, (c) 120,625 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days of March 31, 2026 held by our executive officers and current directors and (d) 8,137,601 shares of Class B common stock beneficially owned by our executive officers and current directors.
(11)Consists of 892,772 shares of Class B Common Stock directly owned by investment companies advised by Fidelity Management & Research Company LLC (“FMR Co.”) and Fidelity Management Trust Company, indirect wholly-owned subsidiaries of FMR LLC. Based upon a Schedule 13G/A filed by FMR LLC with the SEC on March 5, 2026 (the “Fidelity 13G/A”) on behalf of itself and Abigail P. Johnson (the “Fidelity Entities”), as of February 27, 2026, the Fidelity Entities beneficially owned 17,650,789 shares of Class A common stock. Pursuant to the Fidelity 13G/A: Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC; members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares and, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC; neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by FMR Co., which power resides with the Fidelity Funds’ Boards of Trustees; FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees; and the address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(12)Based upon the Schedule 13G filed by ARK Investment Management LLC with the SEC on November 4, 2025, as of September 30, 2025, ARK Investment Management LLC's ownership consisted of 11,887,396 shares of Class A common stock. The address for the entity identified in this footnote is 200 Central Avenue, St. Petersburg, FL 33701.
(13)Based upon the Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 16, 2025, as of June 30, 2025, BlackRock, Inc.’s ownership consisted of 8,496,636 shares of Class A common stock. The address for the entity identified in this footnote is 50 Hudson Yards, New York, NY 10001.

10X GENOMICS, INC.	68	2026 PROXY STATEMENT

Certain Relationships and
Related Party Transactions
The following is a description of transactions since January 1, 2026 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions meeting this criteria to which we have been or will be a party other than our compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under the sections titled “Executive Compensation” and “Director Compensation.”
Equity Awards to Directors and Executive Officers
We have granted equity awards to our directors and executive officers. For more information regarding the equity awards granted to our directors and named executive officers in 2025 see the sections titled “Executive Compensation” and “Director Compensation.”
Limitation of Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that no director would be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law. For more information regarding the limitations of liability and indemnification see the section titled “Limitation of Liability and Indemnification.”
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than 5% of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons are not permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

10X GENOMICS, INC.	69	2026 PROXY STATEMENT

Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which fall under the “safe harbor” provisions of those sections and that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s future compensation decisions, organization and performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” "might," “will,” “should,” “expect,” “plan,” “anticipate,” “could,” "would," “intend,” "seek," "see," "likely" “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or variations of them or similar terminology. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. The company’s performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the SEC. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this Proxy Statement to reflect any change except as required by law.

10X GENOMICS, INC.	70	2026 PROXY STATEMENT

Other Matters
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2025.
Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K filed with the SEC on February 13, 2026 (File No. 001-39035). This Proxy Statement and our Annual Report are posted on the company’s website at https://investors.10xgenomics.com/ in the “Financials—SEC Filings” section of our Investors webpage and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to 10x Genomics, Inc., Attn: Secretary, 6230 Stoneridge Mall Road, Pleasanton, California 94588.
Company Website
We maintain a website at www.10xgenomics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
•Registered Owner (you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, LLC, or you are in possession of stock certificates): visit https://equiniti.com/us/ast-access and log into your account to enroll.
•Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may contact Equiniti Trust Company, LLC, our transfer agent, through its website at https://equiniti.com/us/ast-access or by phone at (800) 937-5449.

10X GENOMICS, INC.	71	2026 PROXY STATEMENT

Proposals of Stockholders
For Our 2027 Annual Meeting
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 15, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
10x Genomics, Inc.
Attn: Secretary
6230 Stoneridge Mall Road
Pleasanton, CA 94588
Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders (including a proposal to be included in our Proxy Statement). Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (a) pursuant to a notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of our amended and restated bylaws, (b) by or at the direction of our board of directors or any authorized committee thereof or (c) by any stockholder of 10x Genomics, Inc. who is entitled to vote at the meeting and who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of Section 2.03 of our amended and restated bylaws and who was a stockholder of record at the time such notice is delivered to our Secretary. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 4, 2027; and
•not later than March 6, 2027.
If we hold our 2027 annual meeting of stockholders more than 30 days before or more than 70 days after June 4, 2027, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements of our amended and restated bylaws or other applicable requirements.

10X GENOMICS, INC.	72	2026 PROXY STATEMENT

Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee by providing the information required by our amended and restated bylaws. Any such recommendations should include, among other things outlined in our amended and restated bylaws, the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above.
In addition to satisfying the requirements under our amended and restated bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than our nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the 2026 Annual Meeting (for the 2027 Annual Meeting, no later than April 5, 2027). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our amended and restated bylaws and other applicable requirements.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

10X GENOMICS, INC.	73	2026 PROXY STATEMENT

Our board of directors does not know of any matter to be brought before the 2026 Annual Meeting other than the matters set forth in the Notice of 2026 Annual Meeting of Stockholders and matters incident to the conduct of the 2026 Annual Meeting. If any other matter should properly come before the 2026 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. It is important that your shares of common stock be represented at the 2026 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Serge Saxonov
Chief Executive Officer and Director
April 24, 2026

10X GENOMICS, INC.	74	2026 PROXY STATEMENT

10X GENOMICS, INC.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 21, 2026.

Please visit www.astproxyportal.com/ast/23039, where the following materials are available for view:

- Notice of Meeting
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K for the year ended December 31, 2025

TO REQUEST MATERIAL:
TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or **+1-201-299-6210** worldwide
E-MAIL: helpAST@equiniti.com
WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com until 11:59 p.m. Eastern Time the day before the meeting.

VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/e4koppar (password: 10xgenomics2026) and be sure to have your control number available.

TELEPHONE: To vote by telephone, call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide and follow the instructions, until 11:59 p.m. Eastern Time the day before the meeting.

MAIL: You may request a card by following the instructions above.

Please note that you cannot use this notice to vote by mail.

   Serge Saxonov

   Benjamin J. Hindson

   John R. Stuelpnagel

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

ANNUAL MEETING OF STOCKHOLDERS OF

10X GENOMICS, INC.

June 4, 2026, at 11:30 a.m. Pacific Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the virtual meeting, have your control number available and visit edge.media-server.com/mmc/p/e4koppar (password: 10xgenomics2026).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00000033330300000000 6 060426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement, continuation, or adjournment thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR" each of the nominees in Proposal 1 and "FOR" Proposals 2 and 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

10X GENOMICS, INC.

June 4, 2026, at 11:30 a.m. Pacific Time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000033330300000000 6 060426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Serge Saxonov	☐	☐	☐
Benjamin J. Hindson	☐	☐	☐
John R. Stuelpnagel	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement, continuation, or adjournment thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR" each of the nominees in Proposal 1 and "FOR" Proposals 2 and 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

10X GENOMICS, INC.

Proxy for Annual Meeting of Stockholders on June 4, 2026, at 11:30 a.m. Pacific Time

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Serge Saxonov and Adam S. Taich, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of 10X GENOMICS, INC., to be held Thursday, June 4, 2026, at 11:30 a.m. Pacific Time, online at edge.media-server.com/mmc/p/e4koppar (password: 10xgenomics2026), and at any postponement, continuation, or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and at any postponement, continuation, or adjournment thereof, and revoking any proxy heretofore given, as follows:

(Continued and to be signed on the reverse side)

1.1

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